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                                                                    EXHIBIT 10.2

                                                                  EXECUTION COPY

                             NOTE PURCHASE AGREEMENT

                                  BY AND AMONG

                            ROCKY SHOES & BOOTS, INC.
                    AND THE OTHER LOAN PARTIES IDENTIFIED ON
                           THE SIGNATURE PAGES HERETO,

                   AMERICAN CAPITAL FINANCIAL SERVICES, INC.,
                                    AS AGENT,

                                       AND

                          THE PURCHASERS IDENTIFIED ON
                                 ANNEX A HERETO

                                 January 6, 2005

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                             NOTE PURCHASE AGREEMENT

         $30,000,000 AGGREGATE PRINCIPAL AMOUNT OF SENIOR SECURED TERM B
                            NOTES DUE JANUARY 6, 2011

            THIS NOTE PURCHASE AGREEMENT (this "AGREEMENT"), dated as of January 6, 2005, is by and among ROCKY SHOES & BOOTS, Inc., an Ohio corporation, ("PARENT") and the other parties identified on the signature pages hereto as "Loan Parties" (each a "Loan Party" and, together with Parent, the "LOAN PARTIES"), the note purchasers that are now and hereafter at any time parties hereto and are listed in Annex A (or any amendment or supplement thereto) attached hereto (each a "PURCHASER" and collectively, the "PURCHASERS"), and AMERICAN CAPITAL FINANCIAL SERVICES, INC., a Delaware corporation ("ACFS"), as administrative and collateral agent for the Purchasers (in such capacity "AGENT"). Capitalized terms used and not defined elsewhere in this Agreement are defined in Article 1 hereof.

                                    RECITALS

A. The Loan Parties have proposed selling Senior Secured Term B Notes to the Purchasers designated on Annex A in the aggregate amount of $30,000,000 for the purpose of partially financing the acquisition of all of the equity interests of EJ Footwear LLC, a Delaware limited liability company, Georgia Boot LLC, a Delaware limited liability company, HM Lehigh Safety Shoe Co. LLC, a Delaware limited liability company, and their respective subsidiaries (collectively EJ FOOTWEAR") by Parent (the "ACQUISITION").

B. The Loan Parties also propose to enter into a revolving credit facility with and to obtain term loans from the Lenders (as defined herein) in the aggregate amount of $118,000,000.

            NOW, THEREFORE, the parties hereto, in consideration of the promises and their mutual covenants and agreements herein set forth and intending to be legally bound hereby, covenant and agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

            1.1 CERTAIN DEFINITIONS. In addition to other words and terms defined elsewhere in this Agreement, the following words and terms shall have the meanings set forth below:

            "ACAS" shall mean American Capital Strategies, Ltd., a Delaware corporation.

            "ACFS" shall have the meaning assigned to such term in the preamble hereto.

            "ACQUISITION" shall have the meaning assigned to such term in the recitals hereto.

            "ACQUISITION-RELATED EXPENSES" shall mean the sum of the aggregate amount of fees, expenses, financing costs and other expenses incurred in connection with the Transactions, to the extent paid substantially contemporaneously with, or on or about the Closing Date.

            "AFFILIATE" shall mean, with respect to any Person, any other Person that is directly or indirectly controlling, controlled by or under common control with such Person or entity or any

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of its Subsidiaries, and the term "control" (including the terms "CONTROLLED BY"
and "UNDER COMMON CONTROL WITH") means having, directly or indirectly, the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
Without limiting the foregoing, the ownership of ten percent (10%) or more of the voting securities of a Person shall be deemed to constitute control and notwithstanding anything to the contrary herein, neither the Purchasers nor any of their respective Affiliates shall be deemed to be Affiliates of the Loan Parties by virtue of the transactions contemplated in this Agreement.

            "AGENT" shall have the meaning assigned to such term in the preamble hereto and shall include any successor agent provided for hereunder.

            "AGREEMENT" shall mean this Note Purchase Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

            "BANKRUPTCY CODE" shall mean Title 11, United States Code.

            "BUSINESS" shall mean the principal business of the Loan Parties as set forth in Section 5.1(b) herein and as such shall continue to be conducted following the purchase and sale of the Senior Term Notes.

            "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which banking institutions in Maryland and New York are authorized or required by law to close.

            "BY-LAWS" shall mean, with respect to any Person, the by-laws, partnership agreement, operating agreement, limited liability company agreement or analogous instrument governing the operations of the Loan Parties, as applicable, including all amendments and supplements thereto.

            "CAPITAL EXPENDITURES" shall mean, for any period of determination, the sum of capital expenditures and payments under Capitalized Leases of the Loan Parties for such period determined and consolidated in accordance with GAAP.

            "CAPITALIZATION SCHEDULE" shall have the meaning assigned to such term in Section 5.1(d)

            "CAPITALIZED LEASES" shall mean, with respect to any Person, leases of (or other agreements conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as capital leases on a balance sheet of such Person or would otherwise be disclosed as such in a note to such balance sheet.

            "CASH FLOW PREPAYMENT" shall have the meaning assigned to such term in Section 3.5(b) hereof.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9604, et seq.), as amended, and rules, regulations, and standards promulgated thereunder.

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            "CHANGE OF CONTROL" shall mean the occurrence of any of the following:

            (a) any transaction or series of related transactions resulting in the sale or issuance of securities or any rights to securities of Parent by Parent representing in the aggregate more than fifty percent (50%) of its issued and outstanding securities entitled to vote for the election of directors of Parent, or any transaction or series of related transactions resulting in the sale, transfer, assignment or other conveyance or disposition of any securities or any rights to securities of Parent by any holder or holders thereof representing in the aggregate more than fifty percent (50%) of the issued and outstanding securities entitled to vote for the election of directors of Parent;

            (b) a merger, consolidation, reorganization, recapitalization or share exchange (whether or not Parent is the surviving and continuing corporation) in which the stockholders of Parent immediately prior to such transaction own, as a result of such transaction, less than fifty percent (50%) of the securities entitled to vote for the election of directors of the resulting corporation or less than fifty percent (50%) of the capital stock of the resulting corporation;

            (c) a sale, transfer or other disposition of all or substantially all of the assets of Parent and its Subsidiaries, on a consolidated basis; and

            (d) any sale or issuance or series of sales or issuances of the Common Stock or any other voting security (or security convertible into, exchangeable for, or exercisable for any other voting security) of Parent within a twelve (12) month period that results in a transfer of more than fifty percent (50%) of the issued and outstanding shares of voting stock of Parent or a transfer of more than fifty percent (50%) of the voting power of Parent.

            "CHARGES" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the PBGC or any environmental agency or superfund), upon the Collateral, the Loan Parties or any of their Affiliates.

            "CHARTER DOCUMENTS" shall mean, with respect to any Person, the Articles of Incorporation, Certificate of Incorporation, certificate of limited partnership, certificate of limited liability company, charter or analogous organic instrument filed with the appropriate Governmental Authorities of such Person, as applicable, including all amendments and supplements thereto.

            "CLOSING" shall have the meaning assigned in Section 2.3 hereof.

            "CLOSING PROCESSING FEE" shall mean an amount equal to $300,000 less the amount of the Term Sheet Processing Fee paid by Parent to ACAS.

            "CLOSING DATE" shall have the meaning assigned to such term in
Section 2.3 hereof.

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            "CODE" shall mean the Internal Revenue Code of 1986, as amended.

            "COLLATERAL" shall have the meaning assigned to such term in the Security Agreement.

            "COLLATERAL ASSIGNMENT OF CONTRACTS" shall have the meaning assigned to such term in Section 4.1(c) hereof.

            "COMMITMENT FEE" shall mean an amount equal to $300,000, which was previously paid to ACAS by Parent upon the delivery of a commitment letter by ACAS to Parent, pursuant to which ACAS committed to purchase the Senior Term Notes from the Loan Parties subject to the terms and conditions contained therein.

            "COMMON STOCK" shall mean the common stock, without par value, of Parent.

            "CONDITION" shall mean any condition that results in or otherwise relates to any Environmental Liabilities.

            "CONTROLLED GROUP" shall mean the "controlled group of corporations" as that term is defined in Section 1563 of the Code, of which the Loan Parties are a party from time to time.

            "COPYRIGHT LICENSES" means any agreement, whether written or oral, providing for the grant by or to the Loan Parties or any of their Subsidiaries of any right under any Copyright, including the grant of any right to use, copy, publicly perform, display, create derivative works, manufacture, distribute, exploit or sell materials derived from any Copyright.

            "COPYRIGHTS" means (a) all right, title and interest in or relating to copyrights, whether now owned or hereafter acquired or existing, arising under the laws of the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any counterparts thereof, and (b) the right to obtain all renewals, continuations, reversions and extensions thereof.

            "COVERED TAXES" shall have the meaning assigned to such term in
Section 3.7 hereof.

            "DEBT TO EBITDA RATIO" shall mean the ratio of (i) Indebtedness of the Loan Parties, on a consolidated basis, as of a particular date, to (ii) the EBITDA for the twelve (12) month period ending on such date.

            "DEFAULT" shall mean any event or condition that, but for the giving of notice or the lapse of time, or both, would constitute an Event of Default.

            "DEPOSIT ACCOUNT CONTROL AGREEMENTS" shall have the meaning assigned to such term in Section 4.1(c).

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            "DOMESTIC SUBSIDIARY" shall mean, with respect to any Person, a
Subsidiary of such Person, which Subsidiary is incorporated or otherwise organized under the laws of a State of the United States of America.

            "EARNINGS BEFORE INTEREST AND TAXES" shall mean, for any period, the sum of (i) net income (or loss) of Parent on a Consolidated Basis for such period (excluding extraordinary gains or losses), plus (ii) all interest expense of Parent on a Consolidated Basis for such period, plus (iii) all Charges against income of Parent on a Consolidated Basis for such period for federal, state and local Taxes.

            "EBITDA" shall mean, for any period, the sum of (i) Earnings Before Interest and Taxes for such period, plus (ii) depreciation expenses for such period, plus (iii) amortization expenses for such period, plus (iv) Acquisition-Related Expenses. For purposes of Sections 7.3(b), 7.3(c) and 7.3(d), EBITDA for the fiscal quarters ended prior to the Closing Date shall be deemed to have been (w) $5,733,545 for the fiscal quarter ended March 31, 2004,
(x) $7,898,460 for the fiscal quarter ended June 30, 2004, (y) $13,845,283 for the fiscal quarter ended September 30, 2004 and (z) $6,287,713 for the fiscal quarter ended December 31, 2004.

            "EJ FINANCIAL INFORMATION" shall have the meaning assigned to such term in Section 5.1(c) hereof.

            "EJ FOOTWEAR" shall have the meaning assigned to such term in the recitals hereto.

            "ENVIRONMENTAL LAWS" shall mean any Laws that address, are related to or are otherwise concerned with environmental, health or safety issues, including any Laws relating to any emissions, releases or discharges of Pollutants into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, clean-up or control of Pollutants or any exposure or impact on worker health and safety.

            "ENVIRONMENTAL LIABILITIES" shall mean any obligations or liabilities (including any claims, suits or other assertions of obligations or liabilities) that are:

            (a) related to environmental, health or safety issues (including on-site or off-site contamination by Pollutants of surface or subsurface soil or water, and occupational safety and health); and

            (b) based upon or related to (i) any provision of past, present or future United States or foreign Environmental Law (including CERCLA and RCRA) or common law, or (ii) any judgment, order, writ, decree, permit or injunction imposed by any court, administrative agency, tribunal or otherwise.

            The term "Environmental Liabilities" includes: (i) fines, penalties, judgments, awards, settlements, losses, damages (including foreseeable and unforeseeable consequential damages), costs, fees (including attorneys' and consultants' fees), expenses and disbursements; (ii) defense and other responses to any administrative or judicial action (including claims, notice letters, complaints, and other assertions of liability); and (iii) financial responsibility for (1) cleanup costs and injunctive relief, including any Removal, Remedial or other Response actions, and natural resource damages, and
(2) any other compliance or remedial measures.

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            "ENVIRONMENTAL SCHEDULE" shall have the meaning assigned to such term in Section 5.1(l) hereof.

            "EPA" shall mean the United States Environmental Protection Agency and any governmental body or agency succeeding to the functions thereof.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended, and the rules and regulations of any governmental agency or authority, as from time to time in effect, promulgated thereunder.

            "ERISA AFFILIATE" shall mean any Loan Party and any Person who is a member of a group which is under common control with any Loan Party, who together with any Loan Party is treated as a single employer within the meaning of Section 414 of the Internal Revenue Code.

            "EVENT OF DEFAULT" shall mean any of the events of default described in Section 8.1 hereof.

            "EXCESS CASH FLOW" shall mean, for any period, the greater of (a) zero (0); or (b) without duplication, the total of the following for Parent on a Consolidated Basis, each calculated for such period: (i) EBITDA; plus (ii) tax refunds actually received; less (iii) Capital Expenditures (to the extent actually made in cash and/or due to be made in cash within such period, excluding any Capital Expenditures under or with respect to Capitalized Leases to the extent of the amount financed thereby; less (iv) income and franchise taxes paid or accrued excluding any provision for deferred taxes included in the determination of net income; less (v) decreases in deferred income taxes resulting from payments of deferred taxes accrued in prior periods; less (vi) amounts of cash interest paid during such period; less (vii) mandatory prepayments made under the GMAC Credit Agreement (other than excess cash flow payments pursuant to Section 2.4(B)(3) or this Agreement); less (viii) payments of principal paid in cash with respect to all long-term Indebtedness (other than Revolving Loans under the GMAC Credit Agreement) and Capitalized Leases.

            "FINANCIAL PROJECTIONS" shall have the meaning assigned to such term in Section 5.1(c) hereof.

            "FINANCIAL STATEMENTS" shall have the meaning assigned to such term in Section 5.1(c) hereof.

            "FINANCING STATEMENTS" shall have the meaning assigned to such term in Section 4.1(c) hereof.

            "FISCAL YEAR" or "FISCAL YEAR" shall mean each twelve (12) month period ending on December 31 of each year.

            "FIXED CHARGE COVERAGE RATIO" shall mean, for any period, the ratio of EBITDA of Parent on a Consolidated Basis less Capital Expenditures on a consolidated basis during such period to the Fixed Charges during such period.

            "FIXED CHARGES" shall mean, for any period, and each calculated for such period (without duplication) of Parent on a Consolidated Basis, the sum of
(a) cash interest expense of the

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Loan Parties; (b) scheduled payments of principal with respect to all
Indebtedness; (c) any cash payment of income or franchise taxes included in the determination of net income, excluding any provision for deferred taxes; and (d) payment of deferred taxes, income and franchise taxes accrued in any prior period.

            "FOREIGN SUBSIDIARY" means, with respect to any Person, a Subsidiary of such Person, which Subsidiary is not incorporated or otherwise organized under the laws of a Sate of the United States of America.

            "GAAP" shall have the meaning assigned to such term in Section 1.2 hereof.

            "GMAC" shall mean GMAC Commercial Finance, LLC, a Delaware limited liability company.

            "GMAC AGENT" shall mean the administrative agent as defined in the GMAC Credit Agreement.

            "GMAC CREDIT AGREEMENT" shall mean that certain Loan and Security Agreement by and among the Loan Parties and GMAC, dated as of January 6, 2005, as such may be amended or modified from time to time as permitted hereunder.

            "GMAC CREDIT DOCUMENTS" shall mean the GMAC Credit Agreement and all ancillary documents and materials entered into in connection with the GMAC Credit Agreement.

            "GMAC FINANCING" shall mean, collectively, the Indebtedness and other obligations under or relating to the Term Financing and the Revolving Financing.

            "GOVERNMENTAL AUTHORITIES" shall mean any federal, state or municipal court or other governmental department, commission, board, bureau, agency or instrumentality, governmental or quasi-governmental, domestic or foreign.

            "GUARANTY" shall mean any guaranty of the payment or performance of any Indebtedness or other obligation and any other arrangement whereby credit is extended to one obligor on the basis of any promise of another Person, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, or to purchase an obligation owed by such obligor, or to purchase goods and services from such obligor pursuant to a take-or-pay contract, or to maintain the capital, working capital, solvency or general financial condition of such obligor, whether or not any such arrangement is reflected on the balance sheet of such other Person, firm or corporation, or referred to in a footnote thereto, but shall not include endorsements of items for collection in the ordinary course of business. For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any obligation shall be deemed to be equal to the maximum aggregate amount of such obligation or, if the Guaranty is limited to less than the full amount of such obligation, the maximum aggregate potential liability under the terms of the Guaranty.

            "INDEBTEDNESS" shall mean, for any Person at the time of any determination, without duplication, all obligations, contingent or otherwise, of such Person that, in accordance with GAAP, should be classified upon the balance sheet of such Person as indebtedness, but in any event including: (i) all obligations for borrowed money, (ii) all obligations arising from

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installment purchases of property or representing the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business on terms customary in the trade), (iii) all obligations evidenced by notes, bonds, debentures, acceptances or instruments, or arising out of letters of credit or bankers' acceptances issued for such Person's account, (iv) all obligations, whether or not assumed, secured by any Lien or payable out of the proceeds or production from any property or assets now or hereafter owned or acquired by such Person,
(v) all obligations for which such Person is obligated pursuant to a Guaranty which are classified under GAAP as indebtedness, (vi) the capitalized portion of lease obligations under Capitalized Leases, (vii) all obligations for which such Person is obligated pursuant to any Interest Rate Protection Agreements or derivative agreements or arrangements, (viii) all factoring arrangements and
(ix) all obligations of such Person upon which interest charges are customarily paid or accrued.

            "INTELLECTUAL PROPERTY AGREEMENTS" shall have the meaning assigned to such term in Section 4.1(c) hereof.

            "INTELLECTUAL PROPERTY SCHEDULE" shall have the meaning assigned to such term in Section 5.1(r) hereof.

            "INTERCREDITOR AGREEMENT" shall have the meaning assigned to such term in Section 10.17 hereof.

            "INTEREST RATE PROTECTION AGREEMENT" shall mean any interest rate swap, interest rate cap, interest rate collar or other interest rate hedging agreement or arrangement.

            "INVESTMENT" as applied to any Person shall mean the amount paid or agreed to be paid or loaned, advanced or contributed to other Persons, and in any event shall include, without limitation, (i) any direct or indirect purchase or other acquisition of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) and (ii) any capital contribution to any other Person.

            "IRS" shall mean the Internal Revenue Service and any governmental body or agency succeeding to the functions thereof.

            "LANDLORD WAIVER" shall mean a letter in form and substance acceptable to Agent and executed by a landlord in respect of inventory of the Loan Parties located at any leased premises of the Loan Parties pursuant to which such landlord, among other things, waives or subordinates any Lien such landlord may have in respect of such inventory.

            "LAWS" shall mean all U.S. and foreign federal, state or local statutes, laws, rules, regulations, ordinances, codes, policies, rules of common law, and the like, now or hereafter in effect, including any judicial or administrative interpretations thereof, and any judicial or administrative orders, consents, decrees or judgments.

            "LENDERS" shall collectively mean the lenders party to the GMAC Credit Agreement.

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            "LIBOR BUSINESS DAY" means a business day on which banks in the city of London are generally open for interbank or foreign exchange transactions.

            "LIBOR PERIOD" means each month commencing on the Closing Date (or if the Closing Date is not a LIBOR Business Day, the next succeeding LIBOR Business Day) and ending one month thereafter; provided, that the foregoing provision relating to LIBOR Periods is subject to the following:

            (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

            (b) any LIBOR Period that would otherwise extend beyond the maturity date of any Senior Term Note to which it relates shall end on such maturity date; and

            (c) any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day following such calendar month.

            "LIBOR RATE" shall mean, an interest rate per annum equal to the posted rate for thirty (30) day deposits in United States dollars appearing on Telerate page 3750 as of 11:00 a.m. (London time) on the Business Day that is the second (2nd) Business Day immediately preceding the date as of which the LIBOR Rate is to be determined; provided, further, that if no rate appears on Telerate page 3750 at such time and day, then the LIBOR Rate shall be determined by Agent using such other indication of the prevailing LIBOR Rate as may reasonably be chosen by Agent.

            "LIEN" shall mean any security interest, lien, pledge, bailment, mortgage, hypothecation, deed of trust, conditional sales and title retention agreement (including any lease in the nature thereof), charge, encumbrance or other similar arrangement or interest in real or personal property, now owned or hereafter acquired, whether such interest is based on common law, statute or contract.

            "LIFESTYLE" shall mean Lifestyle Footwear, Inc., a Delaware corporation.

            "LITIGATION SCHEDULE" shall have meaning assigned to such term in
Section 5.1(j) hereof.

            "LOAN PARTY" shall have the meaning assigned to such term in the preamble hereto.

            "MANAGE" and "MANAGEMENT" shall mean generation, production, handling, distribution, processing, use, storage, treatment, operation, transportation, recycling, reuse and/or disposal, as those terms are defined in CERCLA, RCRA and other Environmental Laws (including as those terms are further defined, construed, or otherwise used in rules, regulations, standards, guidelines and publications issued pursuant to, or otherwise in implementation of, such Environmental Laws).

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            "MATERIAL ADVERSE CHANGE" shall mean any change that has a Material
Adverse Effect.

            "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, properties, assets, liabilities or condition (financial or otherwise) of the Loan Parties, taken together as a whole.

            "MATURITY DATE" shall have the meaning assigned to such term in
Section 3.2 hereof.

            "MULTIEMPLOYER PLAN" shall mean a multiemployer plan (within the meaning of Section 3(37) of ERISA) that is maintained for the benefit of the employees of the Loan Parties or any member of the Controlled Group.

            "ORGANIZATION SCHEDULE" shall have the meaning assigned to such term in Section 5.1(a) hereof.

            "OTHER TAXES" shall have the meaning assigned to such term in
Section 3.7 hereof.

            "PARENT" shall have the meaning assigned to such term in the preamble hereof.

            "PARENT ON A CONSOLIDATED BASIS" shall mean the consolidation, in accordance with GAAP, of the financial accounts of Parent and its Subsidiaries.

            "PARENT SEC REPORTS" shall have the meaning assigned to such term in
Section 5.1(y) hereof.

            "PATENT LICENSE" means all agreements, whether written or oral, providing for the grant by or to the Loan Parties or any of their Subsidiaries of any right to any Patent, including the grant of any right to manufacture, have manufactured, use, import, lease, sell or offer for sale any invention covered in whole or in part by a Patent.

            "PATENTS" means (a) all right, title and interest in or relating to letters patent of the United States, any other country or any political subdivision thereof and all reissues, reexaminations, and extensions thereof,
(b) all applications for letters patent of the United States or any other country or any political subdivisions thereof and all divisionals, continuations and continuations-in-part thereof and (c) all rights to obtain any reissues, reexaminations or extensions of the foregoing.

            "PATRIOT ACT" shall have the meaning assigned to such term in
Section 5.1(x) hereof.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any other governmental agency, department or instrumentality succeeding to the functions thereof.

            "PERMITTED ENCUMBRANCES SCHEDULE" shall have the meaning assigned to such term in Section 7.2(b) hereof.

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            "PERMITTED INDEBTEDNESS SCHEDULE" shall have the meaning assigned to such term in Section 7.2(a) hereof.

            "PERMITTED INVESTMENT" shall have the meaning assigned to such term in Section 7.2(h) hereof.

            "PERMITTED LIENS" shall have the meaning assigned to such term in
Section 7.2(b) hereof.

            "PERSON" shall mean any individual, partnership, limited partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity or department, agency or political subdivision thereof.

            "PLAN" shall mean any employee benefit plan (within the meaning of Section 3(3) of ERISA), other than a Multiemployer Plan, established or maintained by the Loan Parties or any member of the Controlled Group.

            "PLEDGE AGREEMENT" shall have the meaning assigned to such term in
Section 4.1(c) hereof.

            "POLLUTANT" shall include any "hazardous substance" and any "pollutant or contaminant" as those terms are defined in CERCLA; any "hazardous waste" as that term is defined in RCRA; and any "hazardous material" as that term is defined in the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), as amended (including as those terms are further defined, construed, or otherwise used in rules, regulations, or standards promulgated pursuant to, or otherwise in implementation of, said Environmental Laws); and including without limitation any petroleum product or byproduct, solvent, flammable or explosive material, radioactive material, asbestos, polychlorinated biphenyls (PCBs), dioxins, dibenzofurans, heavy metals, and radon gas; and including any other substance or material that is reasonably determined to present a threat, hazard or risk to human health or the environment.

            "PRO FORMA BALANCE SHEET" shall have the meaning assigned to such term in Section 5.1(c)(iii).

            "PROPERTIES AND FACILITIES" shall have the meaning assigned to such term in Section 5.1(q) hereof.

            "PROPERTIES SCHEDULE" shall have the meaning assigned to such term in Section 5.1(q) hereof.

            "PROPRIETARY RIGHTS" shall mean, collectively, whether now owned or hereafter acquired or existing, (a) all right, title and interest of the Loan Parties or any of their Subsidiaries in or relating to intellectual property or industrial property, whether arising under United States, multinational or foreign laws or otherwise, including Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, trade secrets, Internet domain names and domain name registrations, software and contract rights relating to software, Websites, advertising rights, rights in designs, including registrations thereof, and rights in data, and (b) all right to income, royalties, proceeds and damages now or hereafter due and/or payable under and with respect thereto, including all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.

            "PURCHASER" shall have the meaning assigned to such term in the preamble hereto and in Section 6.2 hereof.

            "RCRA" shall mean the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), as amended, and all rules, regulations, standards, guidelines, and publications issued thereunder.

            "REMOVAL," "REMEDIAL" and "RESPONSE" actions shall include the types of activities "covered" by CERCLA, RCRA, and other comparable Environmental Laws, and whether the activities are those that might be taken by a government entity or those that a government entity or any other person might seek to require of waste generators, handlers, distributors, processors, users, storers, treaters, owners, operators, transporters, recyclers, reusers, disposers, or other persons under "removal," "remedial," or other "response" actions.

            "REPORTABLE EVENT" shall mean any of the events that are reportable under Section 4043 of ERISA and the regulations promulgated thereunder, other than an occurrence for which the thirty (30) day notice contained in 29 C.F.R.
Section 2615.3(a) is waived.

            "REQUIRED PURCHASERS" shall mean, at any time, the Purchasers holding a pro rata percentage of the outstanding principal amount of the Senior Term Notes aggregating at least 66-2/3% at such time.

            "REVOLVING FINANCING" shall mean a secured revolving line of credit facility pursuant to the GMAC Credit Agreement in an aggregate principal amount not to exceed $100,000,000, provided, however, that the outstanding amount of Revolving Financing may exceed $ 100,000,000, so long as the advance rates and standards for determining the eligible receivables and eligible inventory for inclusion in the borrowing base under the GMAC Credit Agreement in effect on the Closing Date support such increase and are satisfied.

            "SARBANES OXLEY" shall mean the United States Sarbanes-Oxley Act of 2002.

            "SEC" shall mean the Securities and Exchange Commission and any governmental body or agency succeeding to the functions thereof.

            "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

            "SECURITIES EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

            "SECURITY AGREEMENT" shall have the meaning assigned to such term in
Section 4.1(c) hereof.

            "SECURITY DOCUMENTS" shall mean the Security Agreement, the Pledge Agreement, the Collateral Assignment of Contracts, the Financing Statements, and all other documents, instruments and other materials necessary to create or perfect the security interests created pursuant to the Security Agreement.

            "SENIOR DEBT" shall mean all Indebtedness of Parent on a Consolidated Basis other than (a) senior Indebtedness under the Senior Term Notes and (b) any unsecured Indebtedness.

            "SENIOR LEVERAGE RATIO" shall mean, for any period, the ratio of (x) Senior Debt as of the end of such period to (y) EBITDA for such period.

            "SENIOR TERM NOTES" shall have the meaning assigned to such term in
Section 2.1 hereof.

            "SUBSIDIARY" of any corporation shall mean any other corporation or limited liability company of which the outstanding capital stock possessing a majority of voting power in the election of directors (otherwise than as the result of a default) is owned or controlled by such corporation directly or indirectly through Subsidiaries.

            "SUBSIDIARY SCHEDULE" shall have the meaning assigned to such term in Section 5.1(e) hereof.

            "TAXES" shall have the meaning assigned to such term in Section 3.7 hereof.

            "TERM FINANCING" shall mean secured term credit facilities under the GMAC Credit Agreement with aggregate principal amount not to exceed $18,000,000, minus scheduled principal payments made thereon after the date hereof.

            "TERM SHEET PROCESSING FEE" shall mean $60,000, which was paid by Parent to ACAS in consideration of the execution of the term sheet, dated November 3, 2004, by and between Parent and ACAS.

            "THIRD PARTY PROPRIETARY RIGHTS" means any right, title or interest of any Person other than the Loan Parties or any of their Subsidiaries under patent, copyright, trademark or trade secret law or any other statutory provision or common law doctrine relating to intellectual property or proprietary rights.

            "TOTAL LEVERAGE RATIO" shall mean, for any period, the ratio of (x) total Indebtedness of Parent on a Consolidated Basis as of the end of such period to (y) EBITDA for such period.

            "TRADEMARK LICENSE" means any agreement, whether written or oral, providing for the grant by or to the Loan Parties or any of their Subsidiaries of any right under any Trademark.

            "TRADEMARKS" means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, service marks, logos and other source or business identifiers, and, in each case, all goodwill associated therewith, whether now owned or hereafter acquired or existing, all registrations and recordings thereof and all applications in connection therewith, in each case whether in the United States Patent and Trademark Office or in any similar office or agency of any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (b) the right to obtain all renewals and extensions thereof.

            "TRANSACTION DOCUMENTS" shall mean this Agreement, the Senior Term Notes and the Security Documents and all other agreements, instruments and documents delivered in connection therewith as any or all of the foregoing may be supplemented or amended from time to time.

            "TRANSACTIONS" shall mean the incurrence of debt and the issuance of securities in connection therewith, as contemplated by this Agreement, the Senior Term Notes, the consummation of the Acquisition, and all other agreements contemplated hereby and thereby.

            "UCC" shall mean the Maryland Uniform Commercial Code.

            "UST" shall mean an underground storage tank, including as that term is defined, construed and otherwise used in RCRA and in rules, regulations, standards, guidelines and publications issued pursuant to RCRA and comparable state and local laws.

            "WORKING CAPITAL" shall mean, on a consolidated basis, current assets minus current liabilities excluding short-term debt determined in accordance with GAAP.

            1.2 ACCOUNTING PRINCIPLES. The character or amount of any asset, liability, capital account or reserve and of any item of income or expense to be determined, and any consolidation or other accounting computation to be made, and the construction of any definition containing a financial term, pursuant to this Agreement shall be determined or made in accordance with generally accepted accounting principles in the United States of America consistently applied ("GAAP"), unless such principles are inconsistent with the express requirements of this Agreement.

            1.3 OTHER DEFINITIONAL PROVISIONS; CONSTRUCTION. Whenever the context so requires, neuter gender includes the masculine and feminine, the singular number includes the plural and vice versa. The word "including" when used herein shall mean "including without limitation" unless the context states otherwise. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and references to any section, article, annex, schedule, exhibit or like references are references to this Agreement unless otherwise specified. A Default or Event of Default shall "continue" or be "continuing" until such Default or Event of Default has been cured or waived by Agent and the Purchasers. References in this Agreement to any Persons shall include such Persons, successors and permitted assigns. Other terms contained in this Agreement (which are not otherwise specifically defined herein) shall have the meanings provided to such terms in Article 9 of the UCC on the date hereof to the extent the same are used or defined therein.

                                    ARTICLE 2
                     ISSUE AND SALE OF THE SENIOR TERM NOTES

            2.1 SENIOR TERM NOTES. The Loan Parties have duly authorized the issuance to the Purchasers designated on Annex A of $30,000,000 aggregate principal amount of the Loan Parties' Senior Secured Term B Notes due January 6, 2011 (together with any promissory notes issued in substitution therefor pursuant to Sections 6.3 and 6.4, the "SENIOR TERM NOTES") to be substantially in the form of the promissory notes made by the Loan Parties in favor of the

Purchasers thereof in the form attached hereto as Exhibit A to be delivered by the Loan Parties at the Closing.

            2.2 SALE AND PURCHASE. Subject to the terms and conditions and in reliance upon the representations, warranties and agreements set forth herein, the Loan Parties shall sell to the Purchasers, and the Purchasers shall purchase from the Loan Parties, in amounts designated in Annex B, the Senior Term Notes in the aggregate principal amount set forth in Section 2.1 hereof.

            2.3 THE CLOSING. Delivery of and payment for the Senior Term Notes (the "CLOSING") shall be made at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153, commencing at 10:00 a.m., local time, on or about January 6, 2005 or at such place or on such other date on or before January 6, 2005 as may be mutually agreeable to the Loan Parties and the Purchasers. The date and time of the Closing as finally determined pursuant to this Section 2.3 are referred to herein as the "CLOSING DATE." Delivery of the Senior Term Notes shall be made to the Purchasers against payment of the purchase price therefor, less any unpaid Closing Processing Fee, Commitment Fee or Term Sheet Processing Fee and other amounts payable pursuant to Section 4.1(l) hereof, by wire transfer of immediately available funds in the manner agreed to by the Loan Parties and the Purchasers. The Senior Term Notes shall be issued in such name or names and in such permitted denomination or denominations, numbers and amounts as set forth in Annex A or as the Purchasers may request in writing not less than two (2) Business Days before the Closing Date.

                                    ARTICLE 3
                         REPAYMENT OF SENIOR TERM NOTES

            3.1 INTEREST RATES AND INTEREST PAYMENTS.

            (a) SENIOR TERM NOTES. The Loan Parties, jointly and severally, covenant and agree to make payments to Agent, for the ratable benefit of the Purchasers holding Senior Term Notes, of accrued interest on the Senior Term Notes monthly in arrears on the first LIBOR Business Day of each LIBOR Period, commencing on February 1, 2005 through the date of repayment in full of the Senior Term Notes. The Senior Term Notes shall bear interest on the outstanding principal thereof at a rate equal to the LIBOR Rate, as such rate may adjust from time to time, plus eight percent (8%).

            (b) COMPUTATION OF INTEREST. Interest on the Senior Term Notes shall be computed on the basis of a year with three hundred sixty (360) days and the actual number of days elapsed.

            3.2 REPAYMENT OF SENIOR TERM NOTES. Beginning on the first day of the first month following the third anniversary of the Closing, the Loan Parties, jointly and severally, covenant and agree to repay to Agent, for the ratable benefit of the Purchasers holding Senior Term Notes, by making equal monthly payments of the then outstanding principal of the Senior Term Notes (unless and until the then outstanding balance of the Senior Term Notes are fully repaid). Notwithstanding the foregoing, the Loan Parties, jointly and severally, covenant and agree to repay any and all unpaid principal on the Senior Term Notes, together with all accrued and unpaid interest, fees and other amounts due in connection with the Senior Term Notes upon maturity of the Senior Term Notes on January 6, 2011 (the "MATURITY DATE").

            3.3 OPTIONAL PREPAYMENT OF SENIOR TERM NOTES. Subject to the terms of this Section 3.3, the Loan Parties may prepay to Agent, for the ratable benefit of the Purchasers, the outstanding principal amount of the Senior Term Notes in whole or in part in multiples of $100,000, or such lesser amount as is then outstanding, at any time plus accrued interest, if any, to the date set for prepayment on the principal amount to be repaid. All prepayments shall be applied by Agent ratably to the outstanding principal amount of the Senior Term Notes in inverse of order of maturity. All such prepayments shall be so applied after application of such prepayment to any accrued interest payable, if any, in connection therewith. For the avoidance of doubt, no prepayment fee shall be payable with respect to the optional repayment of the Senior Term Notes at any time.

            3.4 NOTICE OF OPTIONAL PREPAYMENT. If the Loan Parties shall elect to prepay any Senior Term Notes pursuant to Section 3.3 hereof, the Loan Parties shall give notice of such prepayment to Agent and each holder of the Senior Term Notes to be prepaid not less than thirty (30) days or more than ninety (90) days prior to the date fixed for prepayment, specifying (i) the date on which such prepayment is to be made, (ii) the principal amount of such Senior Term Notes to be prepaid on such date, and (iii) the premium, if any, and accrued interest applicable to the prepayment. Such notice shall be accompanied by a certificate of the Chief Executive Officer, the Chief Financial Officer, or the Chief Operating Officer of Parent that such prepayment is being made in compliance with Section 3.3. Notice of prepayment having been so given, the aggregate principal amount of the Senior Term Notes specified in such notice, together with accrued interest thereon and the premium, if any, shall become due and payable on the prepayment date set forth in such notice.

            3.5 MANDATORY PREPAYMENT.

            (a) CHANGE OF CONTROL; EVENT OF DEFAULT. The Senior Term Notes shall be prepaid in full, together with all accrued and unpaid interest, fees and expenses in the event of a Change of Control or upon such Senior Term Notes becoming due as a consequence of an Event of Default pursuant to Section 8.2.

            (b) EXCESS CASH FLOW. In addition to the amounts payable by the Loan Parties in respect of the Senior Term Notes pursuant to Sections 3.1, 3.2, 3.3 and 3.5(a) hereof, the Loan Parties, jointly and severally, covenant and agree to make annual principal prepayments on the Senior Term Notes (each a "CASH FLOW PREPAYMENT") on or before the one hundred twentieth (120th) day following the end of each Fiscal Year in an amount equal to twenty-five percent (25%) of the Excess Cash Flow, or such lesser amount as is then outstanding under the Senior Term Notes, for so long as any amounts remain outstanding under the Senior Term Notes. All

Cash Flow Prepayments in respect of any Fiscal Year shall be applied by Agent to the outstanding principal of the Senior Term Notes in inverse order of maturity.

            3.6 HOME OFFICE PAYMENT. The Loan Parties will pay all sums becoming due on any Senior Term Note for principal, prepayment penalty, if any, and interest to Agent by the method and at the address specified for such purpose in Annex A, or by such other method or at such other address as the Purchasers shall have from time to time specified to the Loan Parties in writing for such purpose, without the presentation or surrender of such Senior Term Note or the making of any notation thereon, except that upon written request of the Loan Parties made concurrently with or reasonably promptly after payment or prepayment in full of any Senior Term Note, each holder of a Senior Term Note shall surrender such Senior Term Note for cancellation, reasonably promptly after such request, to the Loan Parties at their principal executive office.

            3.7 TAXES. Any and all payments by the Loan Parties hereunder or under the Senior Term Notes or other Transaction Documents that are made to or for the benefit of the Purchasers shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and penalties, interests and all other liabilities with respect thereto (collectively, "TAXES"), excluding taxes imposed on Agent's or the Purchasers' net income or capital and franchise taxes imposed on any of them by the jurisdiction under the laws of which any of them is organized or any political subdivision thereof (all such non-excluded Taxes being hereinafter referred to as "COVERED TAXES"). If any of the Loan Parties shall be required by Law to deduct any Covered Taxes from or in respect of any sum payable hereunder or under any Senior Term Notes or other Transaction Documents to Agent for the benefit of the Purchasers, or to the Purchasers, the sum payable shall be increased as may be necessary so that after making all required deductions of Covered Taxes (including deductions of Covered Taxes applicable to additional sums payable under this paragraph), each Purchaser receives an amount equal to the sum it would have received had no such deductions been made. The Loan Parties shall make such deductions and the Loan Parties shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law. In addition, the Loan Parties agree to pay any present or future stamp, documentary, excise, privilege, intangible or similar levies that arise at any time or from time to time from any payment made under any and all Transaction Documents or from the execution or delivery by the Loan Parties or from the filing or recording or maintenance of, or otherwise with respect to the exercise by Agent or the Purchasers of their respective rights under any and all Transaction Documents (collectively, "OTHER TAXES"). The Loan Parties will indemnify Agent and the Purchasers for the full amount of Covered Taxes imposed on or with respect to amounts payable hereunder and Other Taxes, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payment of this indemnification shall be made within thirty (30) days from the date Agent or the Purchasers provide the Loan Parties with a certificate certifying and setting forth in reasonable detail the calculation thereof as to the amount and type of such Taxes. Any such certificates submitted by Agent or the Purchasers in good faith to the Loan Parties shall, absent manifest error, be final, conclusive and binding on all parties. The obligations of the Loan Parties under this Section 3.7 shall survive the payment of the Senior Term Notes and the termination of this Agreement. Within thirty (30) days after the Loan Parties having received a receipt for payment of Covered Taxes and/or Other Taxes, the Loan Parties shall furnish to Agent the original or certified copy of a receipt evidencing payment thereof.

            3.8 MAXIMUM LAWFUL RATE. This Agreement, the Senior Term Notes and the other Transaction Documents are hereby limited by this Section 3.8. In no event, whether by reason of acceleration of the maturity of the amounts due hereunder or otherwise, shall interest and fees contracted for, charged, received, paid or agreed to be paid to the Purchasers exceed the maximum amount permissible under applicable Law. If, from any circumstance whatsoever, interest and fees would otherwise be payable to Agent or the Purchasers in excess of the maximum amount permissible under applicable Law, the interest and fees shall be reduced to the maximum amount permitted under such Law. If from any circumstance, Agent or the Purchasers shall have received anything of value deemed interest by applicable Law in excess of the maximum lawful amount, an amount equal to any excess of interest shall be applied to the reduction of the principal amount of the Senior Term Notes, in such manner as may be determined by Agent, and not to the payment of fees or interest, or if such excess interest exceeds the unpaid balance of the principal amount of the Senior Term Notes, such excess shall be refunded to the Loan Parties.

            3.9 BREAK FUNDING PAYMENTS. In the event of the payment of any principal of any Senior Term Notes other than on the date such payment was scheduled or the due date for mandatory prepayments pursuant to Section 3.5 hereof (including payments as a result of an Event of Default), the Loan Parties shall compensate each Purchaser, upon demand, for the loss, cost and expense attributable to such event with respect to the period from such payment date to the day immediately preceding the next scheduled payment date.

            3.10 CAPITAL ADEQUACY. If, after the date hereof, either the introduction of or any change of the interpretation of any Law or the compliance by the Purchasers with any guideline or request from any Governmental Authority (whether or not having the force of Law) has or would have the effect of reducing the rate of return on the capital or assets of the Purchasers as a consequence of, as determined by Agent or the Purchasers in their reasonable discretion, the existence of any Purchaser's obligations under this Agreement or any other Transaction Documents, then, upon demand by the Purchasers, the Loan Parties immediately shall pay to the Purchasers, from the time as specified by Purchasers, additional amounts sufficient to compensate the Purchaser in light of such circumstances. The obligations of the Loan Parties under this Section
3.10 shall survive the payments of the Senior Term Notes and the termination of this Agreement.

            3.11 CERTAIN WAIVERS. The Loan Parties unconditionally waive (i) any rights to presentment, demand, protest or (except as expressly required hereby) notice of any kind, and (ii) any rights of rescission, setoff, counterclaim or defense to payment under the Senior Term Notes or otherwise that the Loan Parties may have or claim against any Purchaser, Agent or any prior Purchaser or Agent.

                                    ARTICLE 4
                                   CONDITIONS

            4.1 CONDITIONS TO THE PURCHASE OF THE SENIOR TERM NOTES. The obligation of the Purchasers to purchase and pay for the Senior Term Notes is subject to the satisfaction, prior to or at the Closing, of the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties contained in Article 5 hereof shall be true and correct at and as of the Closing Date as though then made, except to the extent of changes caused by the transactions expressly contemplated herein.

            (b) MATERIAL ADVERSE CHANGE. There shall have been no Material Adverse Change in the business, financial condition, assets, Business or prospects of Parent on a Consolidated Basis (prior to the effective date of the Transactions), or the capital markets since December 15, 2004.

            (c) SECURITY AGREEMENT; ETC. The Loan Parties and Agent, for the benefit of the Purchasers, shall have entered into (i) a security agreement or security agreements with Agent, in form and substance as set forth in Exhibit B attached hereto (as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the "SECURITY AGREEMENT"), (ii)
(a) short-form security agreements for all Patents, Patent Licenses, Trademarks, Trademark Licenses and registered Copyrights of the Loan Parties in form and substance reasonably acceptable to Agent for filing with the United States Patent and Trademark Office and the United States Copyright Office in the form set forth in Exhibit C attached hereto and (b) a duly executed form of assignment of all Internet domain names of the Loan Parties (together with appropriate supporting documentation as may be requested by Agent) in form and substance reasonably acceptable to Agent (such assignment and such short-form security agreements set forth under the foregoing (ii)(a), as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the "INTELLECTUAL PROPERTY AGREEMENTS"), (iii) a stock pledge and security agreement in form and substance as set forth in Exhibit D attached hereto (as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the "PLEDGE AGREEMENT") (iv) if reasonably requested by GMAC Agent and Agent, the Loan Parties and their depository banks shall have entered into deposit account control agreements in form and substance satisfactory to Agent ("DEPOSIT ACCOUNT CONTROL AGREEMENTS"), and (v) a collateral assignment of rights of the Loan Parties under certain documents executed in connection with the Acquisition in form and substance as set forth in Exhibit E (the "COLLATERAL ASSIGNMENT OF CONTRACTS"). The Loan Parties shall have executed and delivered to Agent, for the benefit of the Purchasers, an authorization to file such financing statements and other instruments (collectively, "FINANCING STATEMENTS"), and shall have delivered to Agent such certificates, instruments and documents, as Agent shall reasonably require in order to perfect and maintain the continued perfection of the security interests created by the agreements described herein. Agent shall have received reports of filings with appropriate government agencies showing that there are no Liens on the assets of the Loan Parties other than Permitted Liens.

            (d) ENVIRONMENTAL REPORTS. Agent shall have received reports covering the Loan Parties' properties in form and substance satisfactory to Agent regarding the Loan Parties' compliance with Environmental Laws.

            (e) INTERCREDITOR AGREEMENT. Agent and GMAC Agent shall have executed the Intercreditor Agreement on terms reasonably satisfactory to Agent and the Purchasers.

            (f) CHARTER AND BYLAWS. Each Loan Party shall have made such amendments to its Articles of Incorporation, Certificate of Incorporation, By-laws, membership agreement and such other documents as the Purchasers shall reasonably request.

            (g) CLOSING DOCUMENTS. The Loan Parties will have delivered or caused to be delivered to Agent all of the following documents in form and substance satisfactory to Agent:

                  (i) two (2) or more Senior Term Notes (as designated by Agent and the Purchasers pursuant to Section 2.1 and Annex A hereof) in aggregate original principal amounts as set forth herein, duly completed and executed by the Loan Parties;

                  (ii) certificates of good standing dated not more than ten
            (10) days prior to the Closing Date for the Loan Parties, issued by their respective jurisdiction of organization and each jurisdiction where a Loan Party is qualified to operate as a foreign corporation, or its equivalent, except where the failure to so qualify is not reasonably likely to have a Material Adverse Effect;

                  (iii) a copy of the Charter Documents of each of the Loan
            Parties, certified by the appropriate governmental official of the jurisdiction of its organization as of a date not more than thirty
            (30) days prior to the Closing Date;

                  (iv) a copy of the By-laws or members agreement of the Loan
            Parties, certified as of the Closing Date by the secretary, assistant secretary, manager or general partner, as applicable, of the Loan Parties;

                  (v) a certificate of the secretary or assistant secretary, manager or general partner of the Loan Parties, certifying as to the names and true signatures of the officers or other authorized person of the Loan Parties authorized to sign this Agreement and the other documents to be delivered by the Loan Parties hereunder;

                  (vi) copies of the resolutions duly adopted by the board of directors, general partners, board of managers or other governing body of the Loan Parties, authorizing the execution, delivery and performance by the Loan Parties of this Agreement and each of the other agreements, instruments and documents contemplated hereby to which each of the Loan Parties is a party to, and the consummation of all of the other Transactions, certified as of the Closing Date by the secretary, assistant secretary, manager or general partner of the Loan Parties;

                  (vii) a certificate dated as of the Closing Date from an
            officer, general partner or manager of each of the Loan Parties stating that the conditions specified in this Section 4.1 have been fully satisfied or waived by Agent;

                  (viii) certificates of insurance evidencing the existence of all insurance required to be maintained by the Loan Parties pursuant to Section 7.1(c), and Agent shall be satisfied with the type and extent of such coverage;

                  (ix) an opinion of Porter, Wright, Morris & Arthur LLP,
            counsel to Parent, in form and substance satisfactory to Agent;

                  (x) copies of all material leases and contracts to which each of the Loan Parties is a party; and

                  (xi) such other documents relating to the Transactions
            contemplated by this Agreement as Agent or its special counsel may reasonably request.

            (h) PURCHASER'S FEES AND EXPENSES.

                  (i) CLOSING PROCESSING FEE. On the Closing Date, the Loan
            Parties shall pay the Closing Processing Fee to ACFS (and the Loan Parties hereby authorize Agent to deduct from the aggregate proceeds from the sales of the Senior Term Notes by the Loan Parties, the unpaid amount of such Closing Processing Fee).

                  (ii) OTHER FEES AND EXPENSES. On the Closing Date, the Loan
            Parties shall have paid the fees and expenses of Agent and the Purchasers, payable by the Loan Parties pursuant to Section 10.4 hereof (and the Loan Parties hereby authorize Agent to deduct all such amounts from the aggregate proceeds of the sale of the Senior Term Notes by the Loan Parties).

            (i) LEGAL INVESTMENT. On the Closing Date, the Purchasers' purchases of the Senior Term Notes shall not be prohibited by any applicable law, rule or regulation of any Governmental Authority (including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System) as a result of the promulgation or enactment thereof or any changes therein, or change in the interpretation thereof by any Governmental Authority, subsequent to the date of this Agreement.

            (j) PROCEEDINGS. All proceedings taken or required to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto will be satisfactory in form and substance to Agent and its special counsel and to the Purchasers and their special counsel.

            (k) BACKGROUND INVESTIGATIONS. Agent shall be satisfied with the results of background investigations of Mike Brooks, John Grzybowski, John Hull, James E. McDonald, and David Sharp.

            (l) EMPLOYMENT/CONFIDENTIALITY AND NONCOMPETE AGREEMENTS. Parent shall have entered into employment/confidentiality and noncompete arrangements or agreements with officers and employees of EJ Footwear designated by Parent on terms reasonably satisfactory to the Purchasers, and such confidentiality and noncompete agreements shall be in full force and effect as of the Closing Date and shall not have been amended or modified. The Loan Parties shall have provided Agent with copies of all employment/confidentiality and noncompete agreements and all other agreements providing compensation in any form whatsoever (including, without limitation, any benefit plans between the Loan Parties and any of their directors, officers or employees).

            (m) CONSUMMATION OF ACQUISITION/CHARTER AND BYLAW AMENDMENTS. The Acquisition shall have been consummated in form and substance satisfactory to the Purchasers, in the Purchasers' sole discretion, and the Purchasers shall have been provided copies of all material agreements, instruments and documents delivered in connection therewith. The Loan Parties shall have entered into such amendments to their respective Articles of Incorporation or Certificates of Incorporation and Bylaws as the Purchasers shall request.

            (n) CONSUMMATION OF GMAC FINANCING. The GMAC Financing shall have been consummated in form and substance satisfactory to the Purchasers in the Purchasers' sole discretion and the Purchasers shall have been provided copies of all agreements, instruments and documents in connection therewith.

            (q) WORKING CAPITAL. Parent on a Consolidated Basis shall have in the aggregate at least $100,000,000 of Working Capital on the Closing Date.

            (o) MINIMUM EQUITY. Parent on a Consolidated Basis shall have at least $70,000,000 in stockholders' equity on the Closing Date.

            (p) MINIMUM AVAILABILITY. The Loan Parties shall have a minimum availability under the Revolving Financing on the Closing Date of at least $20,000,000.

            (q) LANDLORD WAIVERS. The Loan Parties shall have used reasonable efforts to deliver to Agent a Landlord Waiver for each leased property, in form and substance satisfactory to Agent.

            4.2 WAIVER. Any condition specified in this Article 4 may be waived by Agent on behalf of the Purchasers; provided that no such waiver will be effective against Agent unless it is set forth in a writing executed by Agent.

                                    ARTICLE 5
               REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES

            5.1 REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES. As a material inducement to Agent and the Purchasers to enter into this Agreement and for the Purchasers to purchase the Senior Term Notes, Parent for itself and each Loan Party and each Loan Party as to itself, hereby represent and warrant to Agent and the Purchasers as follows:

            (a) ORGANIZATION AND POWER. Each of the Loan Parties is a legal entity of the type designated on Schedule 5.1(a). Each of the Loan Parties is duly organized, validly existing and in good standing under the laws of its state of formation. Each of the Loan Parties has all requisite corporate or other organizational power and authority and all material licenses, permits, approvals and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the Transactions, and is qualified to do business in the jurisdictions listed on the "ORGANIZATIONAL SCHEDULE" attached hereto as
Schedule 5.1(a), which includes every jurisdiction where the failure to so qualify is reasonably likely to have a Material Adverse Effect (other than Lifestyle, which is not in good standing in Puerto Rico as of the Closing Date but will be restored to good standing in such jurisdiction as soon as reasonably practicable thereafter and in no event later than July 1, 2005). Each of the Loan Parties has its principal place of business as set forth on the Organizational Schedule. The copies of the Charter Documents and By-laws of each of the Loan Parties that have been furnished to Agent reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

            (b) PRINCIPAL BUSINESS. The Loan Parties are primarily engaged in the business of assembling and selling specialty footwear and related apparel and accessories (the "BUSINESS").

            (c) FINANCIAL STATEMENTS AND FINANCIAL PROJECTIONS.

                  (i) FINANCIAL STATEMENTS; HISTORICAL STATEMENTS. Parent has
            delivered to Agent copies of its audited consolidated year-end financial statements for and as of the end of the three (3) fiscal years ended December 31, 2003 together, and unaudited balance sheet, income statements and cash flow statements for the nine (9) month period ended September 30, 2004 (together, the "FINANCIAL STATEMENTS"). The Financial Statements were compiled from the books and records maintained by Parent's management are correct and complete and fairly represent the consolidated financial condition of Parent as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied.

                  (ii) EJ FINANCIAL STATEMENTS. Parent has delivered to Agent the unaudited, combined balance sheet, income statement, statements of cash flows and owner's equity of EJ Footwear and their Subsidiaries for the fiscal year ended September 30, 2004 (the "EJ FINANCIAL INFORMATION"). To the knowledge of Parent, the EJ Financial Information was derived from the internal books and records of EJ Footwear and has been prepared in a manner consistent with GAAP, and fairly presents, in all material respects, the financial position of EJ Footwear and their Subsidiaries as of such dates and the results of operations of EJ Footwear and their Subsidiaries for the periods covered thereby, in each case on a combined basis, and subject to the absence of footnotes and other presentation items. The EJ Financial Information was prepared for the purpose of the agreement evidencing the Acquisition and for the internal management purposes of EJ Footwear. None of the companies that EJ Footwear is comprised of was conducted on a stand-alone basis as a separate entity during the periods indicated in the EJ Financial Information and the allocations and estimates included in the EJ Financial Information are not necessarily indicative of the costs that would have resulted if each of the companies of EJ Footwear had been operated and conducted on a stand-alone basis as a separate entity during such periods.

                  (iii) PRO FORMA BALANCE SHEET. The unaudited pro forma balance sheet of Parent on a Consolidated Basis as of December 31, 2004, a copy of which has heretofore been delivered to Agent, gives pro forma effect to the consummation of the Acquisition, the initial extensions of credit made under this Agreement, and the payment of transaction fees and expenses related to the foregoing, all as if such events had occurred on such date (the "PRO FORMA BALANCE SHEET"). The Pro Forma Balance Sheet has been prepared in a manner consistent with customary accounting practices and the financial statements described in Section 5.1(c)(i) (subject to the absence of footnotes required by GAAP and subject to normal year-end adjustments) and, subject to stated assumptions made in good faith and having a reasonable basis set forth therein, presents fairly the financial condition of the Loan Parties on an unaudited pro forma basis as of the date set forth therein after giving effect to the consummation of the transactions described above.

                  (iv) FINANCIAL PROJECTIONS. The Loan Parties have delivered to
            Agent financial projections of Parent on a Consolidated Basis for the period January 1,

            2005 through December 31, 2008 derived from various assumptions of the Loan Parties' management (the "FINANCIAL PROJECTIONS"). The Financial Projections were prepared in accordance with GAAP and customary accounting procedures and reflect all information available to the management of the Loan Parties at the time the Financial Projections were produced. The Financial Projections in good faith project the liabilities of the Loan Parties upon consummation of the transactions contemplated hereby as of the Closing Date.

                  (v) ACCURACY OF FINANCIAL STATEMENTS. As of the dates of such
            Financial Statements, Parent on a Consolidated Basis did not have any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Financial Statements or in the notes thereto, and except as disclosed therein, as of such dates, and as disclosed on the Pro Forma Balance Sheets as of the date hereof, there are no unrealized or anticipated losses from any commitments of the Loan Parties that are reasonably likely to have a Material Adverse Effect.

            (d) CAPITALIZATION AND RELATED MATTERS. As of the Closing Date and immediately thereafter, the authorized capital stock of Parent is as set forth on the "CAPITALIZATION SCHEDULE" attached hereto as Schedule 5.1(d). As of the Closing Date, the authorized capital stock or other equity interests of each of the Subsidiaries of Parent and the number and ownership of all outstanding capital stock or equity interests of each of the Loan Parties (other than Parent) is set forth on Schedule 5.1(d). Except as set forth on the Schedule 5.1(d), as of the Closing Date, none of the Loan Parties will have outstanding any stock or securities convertible into or exchangeable for any shares of its capital stock and none will have outstanding any rights or options to subscribe for or to purchase its capital stock or other equity interests or any stock or securities convertible into or exchangeable for its capital stock or other equity interests. As of the Closing Date, none of the Loan Parties will be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or other equity interests. As of the Closing Date, all of the outstanding shares and capital stock or other equity interests of the Loan Parties will be validly issued, fully paid and nonassessable. None of the Loan Parties have violated any applicable federal or state securities laws in any material respect in connection with the offer, sale or issuance of any of its capital stock or other equity interests, and the offer, sale and issuance of the Senior Term Notes hereunder do not require registration under the Securities Act or any applicable state securities laws.

            (e) SUBSIDIARIES. Except as set forth on the "SUBSIDIARY SCHEDULE", attached hereto as Schedule 5.1(e), the Loan Parties do not own, or hold any rights to acquire, any shares of stock or any other security or interest in any other Person.

            (f) AUTHORIZATION; NO BREACH. The execution, delivery and performance of this Agreement, the other Transaction Documents to which each of the Loan Parties is a party, and the consummation of the Transactions and the Acquisition have been duly authorized by the Loan Parties. The execution and delivery by the Loan Parties of the Transaction Documents and the consummation of the Transactions and the Acquisition does not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) except as created pursuant to the Security Documents and the GMAC Credit Documents, result in the creation of any Lien upon the Loan Parties' capital stock or assets pursuant to, (iv) give any third party the right to accelerate any material obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any Governmental Authority pursuant to, the Charter Documents of the Loan Parties, or any law, statute, rule or regulation to which the Loan Parties are subject, or any material agreement or instrument, order, judgment or decree to which any of the Loan Parties is a party or to which it or each of its respective assets are subject.

            (g) GOVERNMENTAL APPROVALS. Except as specifically provided by the Transaction Documents, no registration with or consent or approval of, or other action by, any Governmental Authority is or will be required in connection with the consummation of the Transactions by the Loan Parties. Except as specifically provided by the Acquisition Agreement, no registration with or consent or approval of, or other action by, any Governmental Authority was required in connection with the consummation of the Acquisition.

            (h) ENFORCEABILITY. This Agreement constitutes, and each of the other Transaction Documents when duly executed and delivered by each of the Loan Parties who is a party thereto will constitute, legal, valid and binding obligations of the Loan Parties enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity.

            (i) NO MATERIAL ADVERSE CHANGE. Since November 3, 2004, there has been no Material Adverse Change, with respect to either (a) Parent and its Subsidiaries taken as a whole, prior to giving effect to the Transactions, or
(b) EJ Footwear, taken as a whole, prior to giving effect to the Transactions; provided, that the consummation of the Transactions shall not, in and of itself, be deemed to be a Material Adverse Change.

            (j) LITIGATION. Except as described in the "LITIGATION SCHEDULE" attached hereto as Schedule 5.1(j), as of the Closing Date, there are no actions, suits or proceedings at law or in equity or by or before any arbitrator or any Governmental Authority now pending or, to the knowledge of the Loan Parties' management after reasonable inquiry, threatened against or filed by or affecting the Loan Parties or their respective directors or officers or the businesses, assets or rights of any of the Loan Parties, which are reasonably likely to have a Material Adverse Effect.

            (k) COMPLIANCE WITH LAWS. The Loan Parties are not in violation of any applicable Law which violation or violations are reasonably likely to have a Material Adverse Effect. The Loan Parties are not in, and the consummation of the Transactions will not cause any, default concerning any judgment, order, writ, injunction or decree of any Governmental Authority. As of and after the Closing Date, there is no investigation, enforcement action or regulatory action pending or, to the knowledge of the Loan Parties, threatened against or affecting any of the Loan Parties by any Governmental Authority, except as set forth on the Litigation Schedule, which is reasonably likely to have a Material Adverse Effect. Except as set forth in the Litigation Schedule, as of and after the Closing Date, there is no remedial or other corrective action that any of the Loan Parties is required to take to remain in compliance with any judgment, order, writ, injunction or decree of any Governmental Authority or to maintain any material permits, approvals or licenses granted by any Governmental Authority in full force and effect which is reasonably likely to have a Material Adverse Effect. To the knowledge of Parent, during the past ten (10) years, none of the executive officers, directors or management of Parent or any of its Subsidiaries

(before giving effect to the Acquisition) have been arrested or convicted of any material crime nor have any of them been bankrupt or an officer or director of a bankrupt corporation or other entity.

            (l) ENVIRONMENTAL PROTECTION. Except as specified in "ENVIRONMENTAL SCHEDULE" attached hereto as Schedule 5.1(l) and after giving effect to the Transactions, except for materials, conditions, operations and noncompliance which are not reasonably likely to have a Material Adverse Effect: (i) the business of the Loan Parties and each of their Subsidiaries, the methods and means employed by the Loan Parties (and their Subsidiaries) in the operation thereof (including all operations and conditions at or in the properties of the Loan Parties or any of their Subsidiaries), the assets owned, leased, managed, used, controlled, held or operated by the Loan Parties and/or their Subsidiaries comply in all material respects with all applicable Environmental Laws; (ii) with respect to the Properties and Facilities, and except as disclosed in the Environmental Schedule, the Loan Parties have obtained, possess, and are in compliance in all material respects with all permits, licenses, reviews, certifications, approvals, registrations, consents, and any other authorizations under any Environmental Laws; (iii) the Loan Parties have not received (x) any claim or notice of violation, lien, complaint, suit, order or other claim or notice to the effect that the Loan Parties are or may be liable to any Person as a result of (A) the environmental condition of any of their Properties and Facilities or any other property, or (B) the release or threatened release of any Pollutant, or (y) any letter or request for information under Section 104 of the CERCLA, or comparable state laws, and to Loan Parties' knowledge, none of the operations of the Loan Parties is the subject of any investigation by a Governmental Authority evaluating whether any remedial action is needed to respond to a release or threatened release of any Pollutant at the Properties and Facilities or at any other location, including any location to which the Loan Parties have transported, or arranged for the transportation of, any Pollutants with respect to the Properties and Facilities; (iv) except as disclosed in the Environmental Schedule, neither the Loan Parties, nor, to the knowledge of the Loan Parties, any prior owner or operator has incurred in the past, or is now subject to, any Environmental Liabilities; (v) except as disclosed in the Environmental Schedule, to the knowledge of the Loan Parties, there are no Liens, covenants, deed restrictions, notice or registration requirements, or other limitations applicable to the Properties and Facilities, based upon any Environmental Laws or other legal obligations; (vi) to the knowledge of the Loan Parties, there are no USTs located in, at, on, or under the Properties and Facilities or other than the USTs identified in the Environmental Schedule as USTs; and, to the knowledge of the Loan Parties, each of those USTs is in compliance with all Environmental Laws and other legal obligations; and (vii) except as disclosed in the Environmental Schedule, to the knowledge of the Loan Parties, there are no PCBs, lead paint, asbestos (of any type or form), or materials, articles or products containing PCBs, lead paint or asbestos, located in, at, on, under, a part of, or otherwise related to the Properties and Facilities, and, to the knowledge of the Loan Parties, all of the PCBs, lead paint, asbestos, and materials, articles and products containing PCBs, lead paint or asbestos identified in the Environmental Schedule are in compliance with all Environmental Laws and other legal obligations.

            (m) LEGAL INVESTMENTS; USE OF PROCEEDS. The Loan Parties will use the proceeds from the sale of the Senior Term Notes to partially finance the Acquisition. The Loan Parties are not engaged in the business of extending credit for the purpose of purchasing or carrying any "margin stock" or "margin security" (within the meaning of Regulations T, U or X issued by the Board of Governors of the Federal Reserve System), and no proceeds of the sale of the Senior Term Notes will be used to purchase or carry any margin stock or margin security or to extend credit to others for the purpose of purchasing or carrying any margin stock or margin security.

            (n) TAXES. The Loan Parties have filed or caused to be filed all federal, state and local tax returns that are required to be filed by it and their Subsidiaries, and have paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, including payroll taxes, other than such Charges (i) which are being contested in good faith by such Person, as the case may be, by appropriate proceedings diligently instituted and conducted and without the risk of the imposition of a Lien with respect to a material portion of the Collateral and (ii) with respect to which a reserve or other appropriate provision, if any, as is required in conformity with GAAP shall have been made. Parent has no knowledge of any proposed tax assessment against Parent or any of its Subsidiaries that is reasonably likely to have a Material Adverse Effect.

            (o) LABOR AND EMPLOYMENT. Except where noncompliance is not reasonably likely to have a Material Adverse Effect, each Loan Party, ERISA Affiliate and each Plan is in compliance in all material respects with those provisions of ERISA, the Code, the Age Discrimination in Employment Act, and the regulations and published interpretations thereunder that are applicable to the Loan Party, ERISA Affiliate or any such Plan. As of the date hereof, no Reportable Event has occurred with respect to any Plan maintained by any Loan Party or ERISA Affiliate as to which said Loan Party or ERISA Affiliate is or was required to file a report with the PBGC. No Plan has any amount of unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) or any accumulated funding deficiency (within the meaning of Section 302(a)(2) of ERISA), whether or not waived, and none of the Loan Parties, nor any ERISA Affiliate or member of the Controlled Group has incurred or expects to incur any withdrawal liability under Subtitle E of Title IV of ERISA to a Multiemployer Plan. Except where noncompliance is not reasonably likely to have a Material Adverse Effect, the Loan Parties and ERISA Affiliates are in compliance in all material respects with all labor and employment laws, rules, regulations and requirements of all applicable domestic and foreign jurisdictions. There are no pending or threatened labor disputes, work stoppages or strikes as of the Closing Date that are reasonably likely to have a Material Adverse Effect.

            (p) INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. None of the Loan Parties are (i) an "INVESTMENT COMPANY" or "CONTROLLED" by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "HOLDING COMPANY" or a "SUBSIDIARY COMPANY" of a "HOLDING COMPANY" or an "AFFILIATE" of a "holding company" or of a "SUBSIDIARY COMPANY" of a "HOLDING COMPANY," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            (q) PROPERTIES; SECURITY INTERESTS. The Loan Parties have good and, solely as to real estate, marketable title to, or valid leasehold interests in, or valid licenses to use, all of the material assets and properties used or useful by the Loan Parties in the Business (collectively, the "PROPERTIES AND FACILITIES"), subject to no Liens except for Permitted Liens. All of the Properties and Facilities are in good repair, working order and condition and all such assets and properties are owned by the Loan Parties free and clear of all Liens except for Permitted Liens. The Properties and Facilities constitute all of the material assets, properties and rights of the Loan Parties of any type used in or necessary for the conduct of the Business. The Security Agreement creates and grants to Agent a valid and perfected security interest in all the collateral thereunder, subject only to Permitted Liens. All real estate owned or leased by the Loan Parties listed on the "PROPERTIES SCHEDULE," attached hereto as Schedule 5.1(q).

            (r) INTELLECTUAL PROPERTY; LICENSES. The Loan Parties and each of their Subsidiaries owns or licenses, pursuant to a valid and enforceable written license agreement, all Proprietary Rights necessary and sufficient to conduct the Business and all other businesses conducted by the Loan Parties and their Subsidiaries as heretofore conducted and as proposed to be conducted. The "INTELLECTUAL PROPERTY SCHEDULE" attached hereto as Schedule 5.1(r) sets forth a true and complete list of all registered Proprietary Rights and material unregistered Trademarks owned by the Loan Parties and their Subsidiaries and applications therefor filed by the Loan Parties and their Subsidiaries, which list includes the owner, the title and description, the registration or application number, and the registration or application date of each such Proprietary Right and the jurisdiction in which each such Proprietary Right is registered, subject to an application for registration or otherwise arises. No event has occurred that permits, or after notice or lapse of time or both would permit, the revocation or termination of any of the foregoing, which taken in isolation or when considered with all other such revocations or terminations is reasonably likely to have a Material Adverse Effect. The entity identified as of the owner of each such Proprietary Right required to be set forth on the Intellectual Property Schedule is the sole and exclusive owner (unless otherwise indicated) of such Proprietary Right. All Proprietary Rights required to be identified on the Intellectual Property Schedule are valid, subsisting and enforceable, except where the lack of validity or enforceability is not reasonably likely to have a Material Adverse Effect. None of the Proprietary Rights owned, licensed or otherwise used by the Loan Parties infringes, misappropriates, dilutes, violates or otherwise impairs any Third Party Proprietary Rights or other rights of any other Person. The conduct of the Business and all other businesses conducted by the Loan Parties and their Subsidiaries as heretofore conducted and as proposed to be conducted, and the products and services sold by the Loan Parties and their Subsidiaries in connection therewith, does not infringe, misappropriate, dilute, violate or otherwise impair any Third Party Proprietary Rights or other rights of any other Person, except where any such infringement, misappropriation or use is not reasonably likely to have a Material Adverse Effect. No other Person is infringing, misappropriating, diluting, violating or making any other unlawful or unauthorized use of any Proprietary Right, except where any such infringement, misappropriation or use is not reasonably likely to have a Material Adverse Effect. The Loan Parties do not have notice or knowledge of any facts or any past, present or threatened occurrence that could preclude or impair the Loan Parties' or any of their Subsidiaries' ability to retain or obtain any authorization necessary for the operation of the Business and all other businesses conducted by the Loan Parties and their Subsidiaries as heretofore conducted and as proposed to be conducted.

            (s) SOLVENCY. After giving effect to the Transactions, (i) the fair value of the assets of the Loan Parties, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of the Loan Parties will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (iii) the Loan Parties will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (iv) the Loan Parties will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date. The determination of whether a Person is Solvent shall take into account all such Person's properties and liabilities regardless of whether, or the amount at which, any such property or liability is included on a balance sheet of such Person prepared in accordance with GAAP, including properties such as contingent contribution or subrogation rights, business prospects, distribution channels and goodwill. The determination of the sum of a Person's properties at a fair valuation or the present fair saleable value of a Person's properties shall be made on a going concern basis, unless at the time of such determination the liquidation of the business in which such properties are used or useful is in process or is reasonably anticipated. In computing the amount of contingent or unrealized properties or contingent or unliquidated liabilities at any time, such properties and liabilities will be computed at the amounts which, in light of all the facts and circumstances existing at such time, represent the amount that reasonably can be expected to become realized properties or matured liabilities, as the case may be. In computing the amount that would be required to pay a Person's probable liability on its existing debts as they become absolute and matured, reasonable valuation techniques, including a present value analysis, shall be applied using such rates over such periods as are appropriate under the circumstances, and it is understood that, in appropriate circumstances, the present value of contingent liabilities or obligations under Guaranties may be zero.

            (t) COMPLETE DISCLOSURE. All factual information furnished by or on behalf of the Loan Parties to Agent for purposes of or in connection with this Transaction Document and the transactions contemplated hereby and in the Acquisition is, and all other such factual information hereafter furnished by or on behalf of the Loan Parties will be, true and accurate in all material respects on the date as of which such information is furnished and not incomplete by omitting to state any fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided.

            (u) SIDE AGREEMENTS. Except as set forth in Schedule 5.1(u), none of the Loan Parties nor any Affiliate of the Loan Parties nor any director, officer or employee of the Loan Parties or any of their Affiliates, respectively, has entered into, as of the date hereof, any side agreement, either oral or written, with any individual or business, pursuant to which the director, officer, employee, Loan Party or Affiliate agreed to do anything beyond the requirements of the formal, written contracts executed by the Loan Parties and disclosed to the Purchasers and Agent herein.

            (v) BROKER'S OR FINDER'S COMMISSIONS. No broker's or finder's or placement fee or commission will be payable to any broker or agent engaged by the Loan Parties or any of their officers, directors or agents with respect to the issuance and sale of the Senior Term Notes or the transactions contemplated by this Agreement, including without limitation the Transactions, except for fees payable to ACFS, the Purchasers and Agent. The Loan Parties agree to indemnify Agent and the Purchasers and to hold them harmless from and against any claim, demand or liability for broker's or finder's or placement fees or similar commissions, whether or not payable by the Loan Parties, alleged to have been incurred in connection with such transactions, other than any broker's or finder's fees payable to Persons engaged by Agent or the Purchasers without the knowledge of the Loan Parties.

            (w) MATERIAL CONTRACTS. Schedule 5.1(w) lists, as of the Closing Date, each material contract to which the Loan Parties are a party, by which any of them or their respective properties is bound or to which any of them is subject (collectively, "MATERIAL CONTRACTS"), and also indicates the parties, subject matter and term thereof. As of the Closing Date, (i) each

Material Contract is in full force and effect and is enforceable by the Loan Party that is a party thereto in accordance with its terms, and (ii) none of the Loan Parties (nor, to the knowledge of the Loan Parties , any other party thereto) is in breach of or default under any Material Contract in any material respect or has given notice of termination or cancellation of any Material Contract.

            (x) FOREIGN ASSETS CONTROL REGULATIONS, ETC. None of the Loan Parties are an "enemy" or an "ally of the enemy" within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. Sections 1 et seq.), as amended. None of the Loan Parties are in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the "PATRIOT ACT"). No Loan Party (i) is a blocked person described in section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

            (y) PARENT SEC REPORTS.

                  (i) Parent has filed all required material forms, reports, schedules, statements and other documents (including exhibits and other information incorporated therein) with the SEC since December 31, 2001 (collectively, the "PARENT SEC REPORTS"). As of their respective dates, or, if amended, as of the date of the last such amendment, each Parent SEC Report, (a) complied in all material respects with the applicable requirements of the Securities Act, the Securities Exchange Act, and the rules and regulations thereunder applicable to such Parent SEC Reports and (b) did not, and in the case of such forms, reports, schedules, statements and other documents filed after the date hereof will not as of the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements included in or incorporated by reference into the Parent SEC Reports (including the related notes and schedules) were, and in the case of such consolidated financial statements filed after the date hereof will be, prepared materially in accordance with the published rules and regulations of the SEC, and fairly presents (as to such previously filed items) in all material respects the consolidated financial position of Parent and its Subsidiaries as of its date, and each of the consolidated statements of operations, stockholders' equity and cash flows included in or incorporated by reference into the Parent SEC Reports (including any related notes and schedules) fairly presents (as to such previously filed items) in all material respects the financial position, results of operations and cash flows, as the case may be, of Parent and its Subsidiaries for the periods set forth therein, in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein (and subject, in the case of unaudited statements, to normal year-end audit adjustments and the absence of footnotes).

                  (ii) As of the Closing Date, (x) there is no investigation by the SEC pending or threatened with respect to any Parent SEC Report,
            (y) none of the

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

            Parent SEC Reports are the subject of open, unresolved comments from the SEC, and (z) to the knowledge of Parent, there is no material unresolved violation of the Securities Exchange Act or the published rules and regulations of the SEC asserted by the SEC with respect to the Parent SEC Reports.

            (z) CURRENT BUSINESS PRACTICES. None of the Loan Parties, nor, to the knowledge of the Loan Parties, any of their respective directors, officers, agents, employees or representatives in their capacities as such has knowingly (or unknowingly, in the case where such conduct is reasonably likely to have had a Material Adverse Effect): (i) used any funds for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity; (ii) directly or indirectly paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent or other party acting on behalf of or under the auspices of a governmental official or Governmental Authority, in the United States of America or any other country, which is in any manner related to the Business that was illegal under federal, state or local laws of the United States of America or any other country having jurisdiction; (iii) made any payment to any customer or subcontractor of the Business or to any officer, director, partner, employee or agent of any such customer or subcontractor, for the unlawful influence of any such customer or subcontractor or any such officer, director, partner, employee or agent; (iv) engaged in any other unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or subcontractor or any such officer, director, partner, employee or agent, in respect of the Business; or (v) except as set forth on Schedule 5.1(z), violated any federal, state or local campaign finance, election or similar Laws.

            5.2 ABSOLUTE RELIANCE ON THE REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement and any financial statements, instruments, certificates, schedules or other documents delivered in connection herewith, shall survive the execution and delivery of this Agreement, regardless of any investigation made by Agent or the Purchasers or on Agent's or the Purchasers' behalf.

                                    ARTICLE 6
                          TRANSFER OF SENIOR TERM NOTES

            6.1 RESTRICTED SECURITIES. The Purchasers acknowledge that the Senior Term Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, and that the Loan Parties are not required to register any of the Senior Term Notes under the Securities Act.

            6.2 LEGENDS; PURCHASERS' REPRESENTATIONS. Each of the Purchasers hereby represents and warrants to the Loan Parties that it is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and is acquiring the Senior Term Notes for investment for its own account, with no present intention of dividing its participation with others (except for a potential transfer or transfers of the Senior Term Notes to an Affiliate or Affiliates of the Purchasers) or reselling or otherwise distributing the same. Purchaser understands that the acquisition of the Senior Term Notes has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser's representations as expressed herein. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Senior Term Notes, except in compliance with the Securities Act and any applicable state securities laws, and the rules and regulations promulgated thereunder. The Loan Parties may place an appropriate legend on the Senior Term Notes owned by the Purchasers concerning the restrictions set forth in this Article 6. Upon the assignment or transfer by the Purchasers or any of its successors or assignees of all or any part of the Senior Term Notes, the term "PURCHASER" as used herein shall thereafter mean, to the extent thereof, the then holder or holders of such Senior Term Notes, or portion thereof

            6.3 TRANSFER OF SENIOR TERM NOTES. Subject to Section 6.2, a holder of a Senior Term Note may transfer such Senior Term Note to a new holder, or may exchange such Senior Term Note for Senior Term Notes of different denominations (but in no event of denominations of less than $100,000 in original principal amount), by surrendering such Senior Term Note to the Loan Parties duly endorsed for transfer or accompanied by a duly executed instrument of transfer naming the new holder (or the current holder if submitted for exchange only), together with written instructions for the issuance of one or more new Senior Term Notes specifying the respective principal amounts of each new Senior Term Note and the name of each new holder and each address therefor. The Loan Parties shall simultaneously deliver to such holder or its designee such new Senior Term Notes, shall mark the surrendered Senior Term Notes as canceled and shall provide notice of such transfer to Agent. In lieu of the foregoing procedures, a holder may assign a Senior Term Note (in whole but not in part) to a new holder by sending written notice to the Loan Parties and Agent of such assignment specifying the new holder's name and address; in such case, the Loan Parties shall promptly acknowledge such assignment in writing to both the old and new holder.

            6.4 REPLACEMENT OF LOST SENIOR TERM NOTES. Upon receipt of evidence reasonably satisfactory to the Loan Parties of the mutilation, destruction, loss or theft of any Senior Term Notes and the ownership thereof, the Loan Parties shall, upon the written request of the holder of such Senior Term Notes, execute and deliver in replacement thereof new Senior Term Notes in the same form, in the same original tenor and dated the same date as the Senior Term Notes so mutilated, destroyed, lost or stolen; and such Senior Term Notes so mutilated, destroyed, lost or stolen shall then be deemed no longer outstanding hereunder. If the Senior Term Notes being replaced have been mutilated, they shall be surrendered to the Loan Parties; and if such replaced Senior Term Notes have been destroyed, lost or stolen, such holder shall furnish the Loan Parties with an indemnity in writing to save it harmless in respect of such replaced Senior Term Notes.

            6.5 NO OTHER REPRESENTATIONS AFFECTED. Nothing contained in this
Article 6 shall limit the full force or effect of any representation, agreement or warranty made herein or in connection herewith to the Purchasers.

                                    ARTICLE 7
                                    COVENANTS

            7.1 AFFIRMATIVE COVENANTS. The Loan Parties, jointly and severally, covenant that, so long as all or any of the Senior Term Notes shall remain outstanding, the Loan Parties shall and shall cause each of their Subsidiaries to:

            (a) EXISTENCE. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect their legal existence and the legal existence of their Subsidiaries.

            (b) BUSINESSES AND PROPERTIES; COMPLIANCE WITH LAWS. At all times
(i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, registrations, permits, certifications, approvals, consents, franchises, and Proprietary Rights that are material to the conduct of their businesses; (ii) comply in all material respects with all Laws and regulations applicable to the operation of such business, including but not limited to, all Environmental Laws, whether now in effect or hereafter enacted and with all other applicable Laws and regulations;
(iii) comply in all material respects with Sarbanes Oxley and all regulations promulgated thereunder no later than December 31, 2005; (iv) take all action that may be required to obtain, preserve, renew and extend all rights, Proprietary Rights, franchises, registrations, certifications, approvals, consents, licenses, permits and any other authorizations that may be material to the operation of such business; (v) maintain, preserve and protect all property material to the conduct of such business; and (vi) except for obsolete or worn out equipment, keep their property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

            (c) INSURANCE. Maintain insurance required by the Transaction Documents and any and all contracts entered into by the Loan Parties, including but not limited to: (i) coverage on their insurable properties (including all inventory, equipment and real property) against the perils of fire, theft, hazard and burglary; (ii) public liability; (iii) workers' compensation; (iv) business interruption; (v) product liability; and (vi) such other risks as are customary with companies similarly situated and in the same or similar business as that of the Loan Parties under policies issued by financially sound and reputable insurers in such amounts as are customary with companies similarly situated and in the same or similar business. Each of the Loan Parties shall pay or shall cause to be paid all insurance premiums payable by it or its Subsidiaries and, upon Agent's request, shall deliver copies of the policy or policies of such insurance (or certificates of insurance with copies of such policies) to Agent. All insurance policies of the Loan Parties shall contain endorsements, in form and substance reasonably satisfactory to Agent, providing that the insurance shall not be cancelable except upon thirty (30) days' prior written notice to Agent. Agent, on behalf of the Purchasers, shall be shown as a loss payee and an additional named insured party under all such insurance policies, in each case pursuant to appropriate endorsements reasonably satisfactory to Agent.

            (d) OBLIGATIONS AND TAXES. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon them or upon their income or profits or in respect of their properties before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens or charges upon such properties or any part thereof; provided, however, that the Loan Parties shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as (i) the validity or amount thereof shall be contested in good faith by appropriate proceedings and (ii) the Loan Parties shall have set aside on their books adequate reserves with respect thereto.

            (e) FINANCIAL STATEMENTS; REPORTS. FURNISH TO AGENT:

                  (i) ANNUAL STATEMENTS. Within ninety (90) days after the end of each fiscal year, a balance sheet and statements of operations, stockholders' equity and cash flows of Parent on a Consolidated Basis showing the financial condition as of the close of such year and the results of operations during such year, all of the foregoing financial statements to be audited by a firm of independent certified public accountants of recognized national standing acceptable to Agent and accompanied by an opinion of such accountants without material exceptions or qualifications. Additionally, such financial statements shall be accompanied by a certificate of such accountants (which shall not contain any qualification exception or scope limitation not acceptable to Agent) stating that in the course of its regular audit of the Business, which audit was conducted in accordance with GAAP, no Default or Event of Default relating to financial and accounting matters has come to their attention, or if any Default or Event of Default exists, a statement as to the nature thereof.

                  (ii) MONTHLY STATEMENTS. Within twenty (20) calendar days
            after the end of each calendar month, financial statements (including a balance sheet and income statements) showing the financial condition and results of operations of Parent on a Consolidated Basis as of the end of each such month and for the then elapsed portion of the current fiscal year, together with comparisons to the corresponding periods in the preceding year and the budget for such periods, accompanied by a certificate of an officer that such financial statements have been prepared in accordance with GAAP, consistently applied, subject to year end audit adjustments and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

                  (iii) FORMAT; MANAGEMENT REPORT; CERTIFICATE OF COMPLIANCE.
            Each balance sheet, operations statement and cash flow statement furnished to Agent or the Purchasers pursuant to subsections (i) and
            (ii) of this 7.1(e) shall be furnished by an electronic means in Excel spreadsheet format containing such line items and other formatting requirements as may be specified by Agent. Each financial statement furnished to Agent pursuant to subsections (i) and (ii) of this Section 7.1(e) shall be accompanied by (A) a written narrative report by the management of Parent explaining material developments and trends in the Business and such financial statements and (B) a written certificate signed by the chief financial officer of Parent to the effect that no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Loan Parties to remedy the same, and a compliance certificate in the form of Exhibit F showing the Loan Parties' compliance with the covenants set forth in Section 7.3.

                  (iv) ACCOUNTANT REPORTS. Promptly upon the receipt thereof, copies of all reports, if any, submitted to Parent by independent certified public accountants in connection with each annual, interim or special audit or review of the financial statements of Parent made by such accountants, including but not limited to, any comment letter submitted by such accountants to management in connection with any annual review.

                  (v) PROJECTIONS. As soon as available, but in no event later than December 31 of each year, a projection of the balance sheet, and income, retained earnings and cash flow statements of Parent on a Consolidated Basis, respectively, for the following fiscal year and comparable actual and budgeted figures for the current year; and within ten (10) days after any material update or amendment of any such plan or forecast, a copy of such update or amendment, including a description of and reasons for such update or amendment. Each such projection, update or amendment shall be accompanied by a written certificate signed by the chief financial officer of Parent to the effect that it has been prepared on the basis of historical financial statements and records, together with the assumptions set forth in such projection and that it reflects expectations, after reasonable analysis, of Parent's management as to the matters set forth therein.

                  (vi) ADDITIONAL INFORMATION. Promptly, from time to time, such other information regarding the compliance by the Loan Parties with the terms of this Agreement and the other Transaction Documents or the affairs, operations or condition (financial or otherwise) of the Loan Parties as Agent or Required Purchasers may reasonably request and that is capable of being obtained, produced or generated by the Loan Parties or of which the Loan Parties have knowledge.

            (f) LITIGATION AND OTHER NOTICES. Give Agent prompt written notice of the following:

                  (i) ORDERS; INJUNCTIONS. The issuance by any court or
            governmental agency or authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of any loan or the initiation of any litigation or similar proceeding seeking any such injunction, order or other restraint.

                  (ii) LITIGATION. The notice, filing or commencement of any action, suit or proceeding against any of the Loan Parties whether at law or in equity or by or before any court or any Federal, state, municipal or other governmental agency or authority and that, if adversely determined against any of the Loan Parties (or their Subsidiaries), could result in uninsured liability in excess of $750,000 in the aggregate.

                  (iii) ENVIRONMENTAL MATTERS. (A) Any release or threatened release of any Pollutant required to be reported to any Federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (B) any Removal, Remedial or Response action taken by any of the Loan Parties or any other person in response to any Pollutant in, at, on or under, a part of or about the Loan Parties' properties or any other property, (C) any violation by the Loan Parties of any Environmental Law, in each case, that could result in a Material Adverse Effect, or (D) any notice, claim or other information that the Loan Parties might be subject to an Environmental Liability.

                  (iv) DEFAULT. Any Default or Event of Default, specifying the nature and extent thereof and the action (if any) that is proposed to be taken with respect thereto.

                  (v) MATERIAL ADVERSE EFFECT. Any development in the business or affairs of the Loan Parties that is reasonably likely to have a Material Adverse Effect.

                  (vi) BOARD MEETINGS. Written notice of each regular meeting of the board of directors of each of the Loan Parties at least ten (10) days in advance of such meeting and prior written notice of each special meeting of the Loan Parties' board of directors at least three (3) days in advance of such meeting, but in any case such notice shall be delivered no later than the date on which the members of the Loan Parties' board of directors are notified of such meeting. In addition, the Loan Parties shall send Agent copies of all reports and materials provided to members of the board of directors at meetings or otherwise, provided, however that the Loan Parties shall not be required to send materials specifically referencing the GMAC Credit Documents, this Agreement, Agent, ACAS or the Senior Term Notes.

            (g) ERISA. Comply in all material respects with the applicable provisions of ERISA and the provisions of the Code relating thereto and furnish to Agent, and if requested by them in writing, furnish to the Purchasers, (i) as soon as possible, and in any event within thirty (30) days after the Loan Parties knew or had reason to know thereof, notice of (A) the establishment by the Loan Parties or ERISA Affiliate of any Plan, (B) the commencement by a Loan Party or ERISA Affiliate of contributions to a Multiemployer Plan, (C) any failure by any of the Loan Parties or any of their ERISA Affiliates to make contributions required by Section 302 of ERISA (whether or not such requirement is waived pursuant to Section 303 of ERISA), or (D) the occurrence of any Reportable Event with respect to any Plan or Multiemployer Plan for which the reporting requirement is not waived, together with a statement of an officer setting forth details as to such Reportable Event and the action that the Loan Parties propose to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if any such notice was provided by the Loan Parties, and (ii) promptly after receipt thereof, a copy of any notice a Loan Party or ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Multiemployer Plan, or to appoint a trustee to administer any Plan or Multiemployer Plan, and (iii) promptly after receipt thereof, a copy of any notice of withdrawal liability from any Multiemployer Plan.

            (h) MAINTAINING RECORDS; ACCESS TO PREMISES AND INSPECTIONS. Maintain financial records in accordance with generally accepted practices and, upon reasonable notice, at all reasonable times and as often as Agent or any Purchasers may reasonably request (and at any time after the occurrence and during the continuation of a Default or Event of Default), subject to the same confidentiality provisions for Agent and Purchasers contained in this Agreement, permit any authorized representative designated by Agent to visit and inspect the properties and financial records of the Loan Parties and to make extracts from such financial records, all at the Loan Parties' reasonable expense, and permit any authorized representative designated by Agent or any Purchasers to discuss the affairs, finances and condition of the Loan Parties with the chief financial officer of each of the Loan Parties and such other officers as the Loan Parties shall deem appropriate, and the Loan Parties' independent public accountants.

                  (i) BOARD OF DIRECTORS.

                  (i) Parent shall deliver to Agent official minutes of the
            meetings of the board of directors of Parent promptly after such meetings are held. Parent shall be permitted to redact any information related to the GMAC Credit Documents, Agent or ACAS from the minutes of the meetings of the board of directors of Parent delivered to Agent.

                  (ii) The board of directors of Parent shall meet at least once each calendar quarter.

            (j) PATRIOT ACT COMPLIANCE. The Loan Parties shall provide such information and take such actions as are reasonably registered by Agent or any Purchaser in order to assist Agent and the Purchasers with compliance with the Patriot Act.

            (k) SEC FILINGS. Promptly after the sending or filing thereof, Parent shall (x) send Agent (either in writing or by e-mail) copies of all press releases; and all statements concerning material changes or developments in the business of the Loan Parties made available by the Loan Parties to the public or any other creditor and (y) use reasonable efforts to send to Agent (either in writing or by e-mail) copies of all reports sent to the holders of the Common Stock of Parent generally and all reports and registration statements filed with the SEC or any national or foreign securities exchange or the National Association of Securities Dealers, Inc.

            (l) RESEARCH REPORTS. Promptly after the sending, delivery or dissemination thereof, the Loan Parties, if permitted by the preparer thereof, shall send Agent copies of research reports, investment memorandum or other similar materials that shall have been prepared for or on behalf of Parent by an investment banking firm, financial institution or other financial advisory firm.

            (m) NON-LOAN PARTY GUARANTY. Any Foreign Subsidiary of Parent, that, after the Closing Date, becomes a Loan Party or Guarantor under the GMAC Credit Agreement, shall enter into a Guaranty, in a form reasonably satisfactory to Agent, in favor of Agent and the Purchasers securing the payment of and guaranteeing all Indebtedness and other obligations incurred by the Loan Parties pursuant to this Agreement or any other Transaction Document.

            (n) FOREIGN BUSINESS INTERRUPTION INSURANCE. Within thirty (30) days following the Closing Date, Parent shall have delivered evidence of the availability of at least $1,000,000 of business interruption insurance with respect to Five Star Enterprises, Ltd., a Cayman Islands corporation, that is reasonably satisfactory to Agent.

            (o) DEPOSIT ACCOUNT CONTROL AGREEMENTS. If all of the indebtedness under the GMAC Credit Agreement is satisfied and any obligations to lend thereunder are terminated, Parent shall promptly enter into and deliver to Agent Deposit Account Control Agreements that are reasonably satisfactory to Agent with respect to any deposit accounts that were subject to deposit account control agreements as part of the GMAC Financing.

            7.2 NEGATIVE COVENANTS. The Loan Parties, jointly and severally, covenant that, so long as all or any part of the Senior Term Notes shall remain outstanding:

            (a) INDEBTEDNESS. The Loan Parties shall not create, incur, assume guarantee or be or remain liable for, contingently or otherwise, or suffer to exist any Indebtedness, except:

                  (i) Indebtedness under this Agreement;

                  (ii) Indebtedness incurred in the ordinary course of business with respect to customer deposits, trade payables and other unsecured current liabilities not the result of borrowing and not evidenced by any note or other evidence of indebtedness;

                  (iii) Indebtedness under the GMAC Financing;

                  (iv) Purchase money Indebtedness of any Loan Party and
            Indebtedness consisting of Capitalized Leases, in the aggregate, not to exceed $2,500,000 at any time outstanding;

                  (v) Intercompany Indebtedness between the Loan Parties,
            including between Parent and its Subsidiaries (which, for the sake of clarification, does not include trade payables incurred in the ordinary course of business); provided, that the aggregate outstanding amount of the intercompany indebtedness owing at any time by Subsidiaries that are not Loan Parties to Loan Parties shall not exceed $7,500,000;

                  (vi) Indebtedness to shareholders of Parent from share
            repurchases and redemptions under the Stockholders Agreement not to exceed $250,000 in the aggregate in any Fiscal Year;

                  (vii) Other Indebtedness of Loan Parties in the aggregate at any time outstanding of $1,000,000; provided that such Indebtedness is unsecured and/or subordinated to the Indebtedness under this Agreement on terms reasonably satisfactory to Agent;

                  (viii) Indebtedness of any Loan Party listed on the "PERMITTED
            INDEBTEDNESS SCHEDULE" attached hereto as Schedule 7.2(a);

                  (ix) Indebtedness incurred in connection with the financing of
            Loan Parties' insurance premiums;

                  (x) Indebtedness incurred in connection with Interest Rate
            Protection Agreements, in all cases not for speculative purposes, not to exceed in the aggregate a maximum potential liability for the termination of such any and all such agreements, of $7,500,000 at any time outstanding;

                  (xi) Indebtedness incurred in connection with the purchase, financing or refinancing of real property, not to exceed the sum of $5,000,000 in the aggregate at any time outstanding;

                  (xii) obligations under any lease which is accounted for by the lessee as an operating lease and under which the lessee is intended to be the "owner" of the leased property for Federal income tax purposes.

            (b) NEGATIVE PLEDGE; LIENS. The Loan Parties shall not create, incur, assume or suffer to exist any Lien of any kind on any of their properties or assets of any kind, except the following (collectively, "PERMITTED LIENS"):

                  (i) Liens created in connection with the Security Documents;

                  (ii) Liens created in connection with the GMAC Financing which are subject to the terms of the Intercreditor Agreement;

                  (iii) Liens for or priority claims imposed by law that are incidental to the conduct of business or the ownership of properties and assets (including mechanic's, warehousemen's, attorneys' and statutory landlords' Liens) and deposits and pledges incurred in the ordinary course of business and not in connection with the borrowing of money; provided, however, that in each case, the obligation secured is not overdue, or, if overdue, is being contested in good faith and adequate reserves have been set up by the Loan Parties as the case may be; and provided, further, that the Lien and security interest provided in the Security Documents or any portion thereof created or intended to be created thereby is not, in the opinion of Agent, unreasonably jeopardized thereby;

                  (iv) Liens securing the payments of Charges incurred in the ordinary course of business that either (A) are not delinquent, or
            (B) are being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves have been set aside on their books, and so long as during the period of any such contest, the Loan Parties shall suffer no loss of any privilege of doing business or any other right, power or privilege necessary or material to the operation of the Business; provided, however, that a stay of enforcement of any such Lien is in effect and the priority status of the Lien of Agent under the Security Documents shall not be affected thereby;

                  (v) Liens securing Capitalized Leases and purchase money
            Indebtedness permitted under Section 7.2(a) (which attach solely to the assets being leased or purchased);

                  (vi) Liens securing Indebtedness permitted under Section 7.2
            (a) which attach solely to applicable insurance policies and proceeds thereof;

                  (vii) Liens securing Indebtedness permitted under Section 7.2
            (a) which attach solely to the relevant real property and improvements;

                  (viii) Liens listed on the "PERMITTED ENCUMBRANCES SCHEDULE"
            attached hereto as Schedule 7.2(b); and

                  (ix) Extensions, renewals and replacements of Liens referred to in clauses (i), (ii), (v), (vi), (vii), (viii) of this Section 7.2(b); provided, however, that any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed or replaced and that the obligations secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed or replaced at the time of such extension, renewal or replacement;

                  (x) Liens of any licensor or licensee in connection with
            license agreements entered into in the ordinary course of business, which such Liens do not constitute security interests in any assets of any Loan Party;

                  (xi) any Lien or encumbrance, UCC financing statement,
            interest or title of a lessor under any operating lease entered into in the ordinary course of business, or any interest or title of any lessee under any leases or subleases of real property, with respect solely to the leased property and not to any other Collateral;

                  (xii) with respect solely to real property, defects and
            irregularities in title, survey exceptions, encumbrances, licenses, covenants, restrictions, easements or reservations of others for rights-of-way, roads, pipelines, railroad crossings, services, utilities or other similar purposes; outstanding mineral rights or reservations (including rights with respect to the removal of material resources) which do not materially diminish the value of the surface estate, assuming usage of such surface estate similar to that being carried on by any Person as of the effective date, and Liens arising with respect to zoning restrictions, licenses, covenants, building restrictions and other similar charges or encumbrances on the use of real property of such Person which do not materially interfere with the ordinary conduct of such Person's business;

                  (xiii) Liens on any interest in life insurance on any officer, director or employee;

                  (xiv) Liens incurred or pledges and deposits made in the
            ordinary course of business in connection with worker's compensation, unemployment insurance, pensions or other types of social security benefits, or to secure the performance of statutory obligations or to secure the performance of bids, tenders, sales and contracts (other than for the repayment of borrowed money) and Liens incurred to secure any surety bonds, appeal bonds, supersedeas bonds or other instruments serving a similar purpose in connection with the appeal of any judgment or defense of any claim relating to a prejudgment Lien;

                  (xv) Liens consisting of financing statements or similar
            notices filed by a Person of a type listed in Section 9-505 of the UCC solely in such capacity; and

                  (xvi) Liens consisting of judgments or attachments that would not constitute an Event of Default under Section 8.1(j).

            (c) CONTINGENT LIABILITIES. The Loan Parties shall not become liable for any Guaranties, except for (i) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) Guaranties by a Loan Party with respect to Indebtedness of any Loan Party permitted under Section 7.2(a), (iii) Guaranties of a Loan Party with respect to a maximum potential liability of $1,000,000 at any time outstanding, (iv) Guaranties, obligations, warranties and indemnities, not with respect to senior or funded Indebtedness of any Person, which have been or are undertaken or made in the ordinary course of business, in connection with the Transactions or in connection with the issuance of securities of Parent, and (v) Guaranties of any Loan Party on behalf of such Loan Party's Subsidiary which is not a Loan Party not to exceed in the aggregate at any time outstanding, guaranteed Indebtedness in the sum of $1,000,000.

            (d) Intentionally Omitted.

            (e) MERGERS, ETC. Except for the Acquisition and a merger or consolidation of any Subsidiary or Loan Party into another Loan Party, Loan Parties shall not alter the corporate, capital or legal structure of the Loan Parties, or merge into or consolidate or combine with any other Person, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all or any substantial part of the property or assets of any Person in excess of the aggregate sum of $2,000,000 during the term hereof, subject to such terms and conditions reasonably satisfactory to Agent. The Loan Parties shall not sell, transfer or otherwise dispose of any of their assets, including without limitation the collateral under the respective Security Documents, other than (i) sales, leases, assignments, transfers, conveyances or other dispositions of Inventory in the ordinary course of business; (ii) the sale of Parent's former office and warehouse properties in Nelsonville, Ohio, and sales, assignments, transfers, conveyances or other dispositions (other than leases or subleases of leases) of properties outside of the ordinary course of business not to exceed in the aggregate more than $50,000 in any Fiscal Year (exclusive of any sales or other dispositions of Parent's former warehouse property); (iii) in addition to dispositions permitted under clauses (i) and
(ii) above, the disposition of equipment of any Loan Party if such equipment is obsolete or no longer useful in the ordinary course of such Loan Party's business; (iv) assignments and licenses of intellectual property in the ordinary course of business; (v) the sale or transfer of property of any Loan Party to any other Loan Party; and (vi) subleases of leases or leases of property which, at the time of such sublease or lease, is not then currently being utilized in the Business.

            (f) AFFILIATE TRANSACTIONS. Other than by and between, or among, Parent, the Loan Parties and their respective Subsidiaries, in each case in a manner that is not materially economically detrimental to any Loan Party, the Loan Parties shall not make any loan or advance to any director, officer or employee of any of the Loan Parties or to any Affiliate or enter into or be a party to any transaction or arrangement with any Affiliate of the Loan Parties, including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate, except pursuant to the reasonable requirements of the Loan Parties' business and upon fair and reasonable terms no less favorable to the Loan Parties than would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate.

            (g) DIVIDENDS AND STOCK PURCHASES. The Loan Parties shall not, directly or indirectly, declare or pay any dividends or make any distribution of any kind on their outstanding capital stock or any other payment of any kind to any of their stockholders or its Affiliates (including any redemption, purchase or acquisition of, whether in cash or in property, securities or a combination thereof, any partnership interests or capital accounts or warrants, options or any of their other securities), or set aside any sum for any such purpose other than for such dividends, distributions or payments paid solely to other Loan Parties and for any other purpose up to $500,000 in the aggregate in any Fiscal Year.

            (h) ADVANCES, INVESTMENTS AND LOANS. The Loan Parties shall not purchase, or hold beneficially any stock, other securities or evidences of Indebtedness of, or make or permit to exist any loan, Guaranty or advance to, or make any Investment or acquire any interest whatsoever in, any other Person (including, but not limited to, the formation or acquisition of any Subsidiaries), except prior to the occurrence and continuance of Default or Event of Default, and subject to the substantially contemporaneous delivery to GMAC Agent and/or Agent of such agreements, documents or instruments reasonably requested by such Agent to obtain a perfected security interest in any such Investment that constitutes Collateral, any of the following (each, a "PERMITTED INVESTMENT"):

                  (i) securities issued or directly and fully guaranteed or
            insured by the United States of America or any agency or instrumentality thereof having maturities of not more than six (6) months from the date of acquisition;

                  (ii) United States dollar-denominated time deposits,
            certificates of deposit and bankers acceptances of any bank whose short-term debt rating from Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. ("S&P"), is at least A-1 or the equivalent or whose short-term debt rating from Moody's Investors Service, Inc. ("MOODY'S") is at least P-1 or the equivalent with maturities of not more than six months from the date of acquisition;

                  (iii) commercial paper with a rating of at least A-1 or the equivalent by S&P or at least P-1 or the equivalent by Moody's maturing within six months after the date of acquisition;

                  (iv) marketable direct obligations issued by any state of the
            United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

                  (v) Investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above;

                  (vi) deposit accounts maintained in accordance with the GMAC
            Credit Documents;

                  (vii) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (viii) receivables owing to the Loan Parties, prepaid expenses and accrued expenses created or acquired in the ordinary course of Business and payable on customary trade terms of the Loan Parties;

                  (ix) deposits made in the ordinary course of Business
            consistent with past practices to secure the performance of leases or in connection with bidding on government contracts;

                  (x) loans to employees in an aggregate amount not in excess of
            $100,000 at any one (1) time per such employee (not to exceed in the aggregate at any time outstanding the sum of $1,000,000 with respect to all employees of the Loan Parties), for the purpose of assisting such employees in the purchase of Common Stock;

                  (xi) Investments or intercompany loans and advances of (A)
            Parent or a Subsidiary in or to any other Subsidiary (subject to a maximum amount of such loans and advances (which, for the sake of clarification, does not include trade payables incurred in the ordinary course of business) by Parent and any other Loan Party to any and all such Subsidiaries of $7,500,000 in the aggregate at any one (1) time outstanding and provided that each such loan and advance is evidenced by a promissory note in form and substance satisfactory to Agent which is pledged by the payee as additional security for the obligations), (B) any Subsidiary in or to Parent or
            (C) any Foreign Subsidiary of Parent, that, after the Closing Date, becomes a Loan Party or Guarantor under the GMAC Credit Agreement and enters into a Guaranty pursuant to this Agreement, in or to any Loan Party;

                  (xii) advances to sales representatives of Parent or any of its Subsidiaries in the ordinary course of their business and consistent with past practices;

                  (xiii) additional Investments not otherwise permitted in this
            Section not to exceed $1,000,000 in the aggregate at any one (1) time outstanding;

                  (xiv) Investments in certificates of deposit and bank deposits with financial institutions located in Puerto Rico and the Dominican Republic, solely to the extent necessary to maintain preferred tax treatment or country of origin status in such locations, not to exceed $5,000,000, in the aggregate at any time outstanding;

                  (xv) Investments made pursuant to acquisitions permitted by this Agreement;

                  (xvi) Investments in Interest Rate Protection Agreements,
            derivative agreements, materials future contracts or other arrangements in connection with Indebtedness, in all cases not for speculative purposes, not to exceed in the aggregate a notional amount of $60,000,000 at any time outstanding; and

                  (xvii) Deposit Accounts with financial institutions available for withdrawal on demand, subject to the provisions of the GMAC Credit Documents.

            (i) USE OF PROCEEDS. The Loan Parties shall not use any proceeds from the sale of the Senior Term Notes hereunder, directly or indirectly, for the purposes of purchasing or carrying any "margin securities" within the meaning of Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve Board or for the purpose of arranging for the extension of credit secured, directly or indirectly, in whole or in part by collateral that includes any "margin securities."

            (j) Intentionally omitted.

            (k) AMENDMENT OF CHARTER DOCUMENTS. The Loan Parties shall not amend, terminate, modify or waive or agree to the amendment, modification or waiver of any material term or provision of their Charter Documents, or By-laws, other than any amendment, modification or other change to any Charter Document or By-laws that does not adversely affect the rights and privileges of Parent or any Loan Party under the Loan Documents, or the interests of Agent or the Purchasers under the Security Documents or in the collateral thereunder.

            (l) SUBSIDIARIES. The Loan Parties shall not establish nor acquire any new Subsidiary except (i) Foreign Subsidiaries, with the prior written consent of Agent not to be unreasonably withheld; provided, that at least sixty-five percent (65%) of all of the outstanding equity securities of such Foreign Subsidiaries are pledged to the Purchasers pursuant to a pledge agreement on terms reasonably satisfactory to Agent or (ii) Domestic Subsidiaries, in connection with any acquisition permitted by this Agreement and/or where such Subsidiary becomes a Loan Party or obligated pursuant to a Guaranty and grants Agent a priority perfected security interest in substantially all of its assets, subject only to Permitted Liens.

            (m) BUSINESS. The Loan Parties shall not engage, directly or indirectly, in any business other than the Business and any business reasonably incidental thereto.

            (n) FISCAL YEAR; ACCOUNTING. The Loan Parties shall not change their Fiscal Year from ending on December 31, 2003 or method of accounting (other than immaterial changes in methods), except as required by GAAP.

            (o) ESTABLISHMENT OF NEW OR CHANGED BUSINESS LOCATIONS. The Loan Parties shall not relocate their principal executive offices or other facilities or establish new business locations or store any inventory or other assets at a location not identified to Agent on or before the date hereof, without providing not less than thirty (30) days advance written notice to Agent.

            (p) CHANGED OR ADDITIONAL BUSINESS NAMES. The Loan Parties shall not change their corporate names, establish new or additional trade names or change their state of organization without providing not less than thirty (30) days advance written notice to Agent.

            7.3 FINANCIAL COVENANTS. Parent covenants and agrees that, so long as all or any part of the Senior Term Notes remain outstanding, it shall maintain on a consolidated basis the following:

            (a) FIXED CHARGE COVERAGE. A minimum Fixed Charge Coverage Ratio as of the end of each period set forth below of not less than the respective ratio set forth below:

Period                                             Fixed Charge Coverage Ratio
------                                             ---------------------------
Closing Date through March 31, 2005                        0.81 to 1.00
Closing Date through June 30, 2005                         0.92 to 1.00

Period                                             Fixed Charge Coverage Ratio
------                                             ---------------------------
Closing Date through September 30, 2005                    1.11 to 1.00
Closing Date through December 31, 2005                     1.05 to 1.00
Four Quarters ending March 31, 2006                        1.05 to 1.00
Four Quarters ending June 30, 2006                         1.05 to 1.00
Four Quarters ending September 30, 2006                    1.05 to 1.00
Four Quarters ending December 31, 2006                     1.15 to 1.00
Four Quarters ending March 31, 2007                        1.15 to 1.00
Four Quarters ending June 30, 2007                         1.15 to 1.00
Four Quarters ending September 30, 2007                    1.15 to 1.00
Four Quarters ending December 31, 2007                     1.15 to 1.00
Four Quarters ending March 31, 2008                        1.13 to 1.00
Four Quarters ending June 30, 2008                         1.13 to 1.00
Four Quarters ending September 30, 2008                    1.13 to 1.00
Four Quarters ending December 31, 2008                     1.14 to 1.00
Each four Quarter period ending thereafter                 1.14 to 1.00

            (b) TOTAL LEVERAGE. A Total Leverage Ratio as of the end of each period set forth below in a ratio not greater than the respective ratio set forth below:

Period                                                 Total Leverage Ratio
------                                                 --------------------
Four Quarters ending March 31, 2005                        3.92 to 1.00
Four Quarters ending June 30, 2005                         4.30 to 1.00
Four Quarters ending September 30, 2005                    4.71 to 1.00
Four Quarters ending December 31, 2005                     3.24 to 1.00
Four Quarters ending March 31, 2006                        3.15 to 1.00
Four Quarters ending June 30, 2006                         3.15 to 1.00
Four Quarters ending September 30, 2006                    3.15 to 1.00
Four Quarters ending December 31, 2006                     2.49 to 1.00
Four Quarters ending March 31, 2007                        2.49 to 1.00
Four Quarters ending June 30, 2007                         2.49 to 1.00
Four Quarters ending September 30, 2007                    2.49 to 1.00
Four Quarters ending December 31, 2007                     2.04 to 1.00
Four Quarters ending March 31, 2008                        2.04 to 1.00
Four Quarters ending June 30, 2008                         2.04 to 1.00
Four Quarters ending September 30, 2008                    2.04 to 1.00
Four Quarters ending December 31, 2008                     1.31 to 1.00
Each four Quarter period ending thereafter                 1.31 to 1.00

            (c) MINIMUM EBITDA. EBITDA as of the end of each period set forth below in an amount not less than the respective amount set forth below:

Period                                                    Minimum EBITDA
------                                                    --------------
Four Quarters ending March 31, 2005                        $27,575,000
Four Quarters ending June 30, 2005                         $28,330,000
Four Quarters ending September 30, 2005                    $29,665,000
Four Quarters ending December 31, 2005                     $30,270,000
Four Quarters ending March 31, 2006                        $30,270,000
Four Quarters ending June 30, 2006                         $30,270,000
Four Quarters ending September 30, 2006                    $30,270,000
Four Quarters ending December 31, 2006                     $33,080,000
Four Quarters ending March 31, 2007                        $33,080,000
Four Quarters ending June 30, 2007                         $33,080,000
Four Quarters ending September 30, 2007                    $33,080,000
Four Quarters ending December 31, 2007                     $34,000,000
Four Quarters ending March 31, 2008                        $34,000,000
Four Quarters ending June 30, 2008                         $34,000,000
Four Quarters ending September 30, 2008                    $34,000,000
Four Quarters ending December 31, 2008                     $40,000,000
Each four Quarter period ending thereafter                 $40,000,000

            (d) SENIOR LEVERAGE RATIO. A Senior Leverage Ratio as of the end of each period set forth below in a ratio not greater than the respective ratio set forth below:

Period                                                Senior Leverage Ratio
------                                                ---------------------
Four Quarters ending March 31, 2005                        2.83 to 1.00
Four Quarters ending June 30, 2005                         3.24 to 1.00
Four Quarters ending September 30, 2005                    3.70 to 1.00
Four Quarters ending December 31, 2005                     2.25 to 1.00
Four Quarters ending March 31, 2006                        2.16 to 1.00
Four Quarters ending June 30, 2006                         2.16 to 1.00
Four Quarters ending September 30, 2006                    2.16 to 1.00
Four Quarters ending December 31, 2006                     1.58 to 1.00
Four Quarters ending March 31, 2007                        1.58 to 1.00
Four Quarters ending June 30, 2007                         1.58 to 1.00
Four Quarters ending September 30, 2007                    1.58 to 1.00
Four Quarters ending December 31, 2007                     1.16 to 1.00
Four Quarters ending March 31, 2008                        1.16 to 1.00
Four Quarters ending June 30, 2008                         1.16 to 1.00
Four Quarters ending September 30, 2008                    1.16 to 1.00
Four Quarters ending December 31, 2008                     0.81 to 1.00
Each four Quarter period ending thereafter                 0.81 to 1.00

            (e) CAPITAL EXPENDITURES. Capital Expenditures made by Parent on a Consolidated Basis during any Fiscal Year set forth below, in the aggregate together with all expenditures in respect of Capitalized Leases, that would exceed the amount set forth opposite each Fiscal Year below; provided, that any unused portion of any such annual amount in each

Fiscal Year, up to twenty-five percent (25%) of such maximum amount set forth below may be carried over solely to the immediately succeeding Fiscal Year:

Period                                           Maximum Capital Expenditures
------                                           ----------------------------
Fiscal Year ending December 31, 2005                       $6,000,000
Fiscal Year ending December 31, 2006                       $6,000,000
Fiscal Year ending December 31, 2007                       $6,000,000
Fiscal Year ending December 31, 2008                       $6,000,000

                                    ARTICLE 8
                                EVENTS OF DEFAULT

            8.1 EVENTS OF DEFAULT. An "EVENT OF DEFAULT" shall mean the occurrence of one or more of the following described events:

            (a) any Loan Party shall default in the payment of (i) interest on any Senior Term Note when due, (ii) principal of any Senior Term Note when due, whether at maturity, upon notice of prepayment in accordance with Sections 3.3 or 3.4, upon any scheduled payment date, a mandatory prepayment date in accordance with Section 3.5 or by acceleration or otherwise, or (iii) any other amount due under any Transaction Document as and when due;

            (b) any Loan Party shall default under any agreement under which any Indebtedness having an individual principal amount of $750,000 or more or having an aggregate principal amount of $1,500,000 or more is created in a manner entitling the holder of such Indebtedness to accelerate the maturity of such Indebtedness;

            (c) any representation or warranty herein made by any of the Loan Parties, or any certificate or financial statement furnished pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made or furnished or deemed made or furnished;

            (d) any Loan Party shall default in the performance of any covenant, condition or provision set forth in Section 7.1(h), 7.2 or 7.3;

            (e) a default or event of default shall occur under any other Transaction Document, beyond any applicable notice or cure periods;

            (f) any Loan Party shall breach any other covenant, condition or provision of this Agreement, any Senior Term Note or any other Transaction Document not otherwise addressed in this Section 8.1, and such breach shall not be remedied to Agent's or Required Purchasers' satisfaction for a period of thirty (30) days of the earlier of (i) written notice from an Agent of such default or (ii) actual knowledge by the Loan Parties of such default;

            (g) a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party having assets in excess of $1,000,000 in an involuntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of any such Loan Party or for any substantial part of its property, or for the winding-up or liquidation of their affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) days;

            (h) any Loan Party shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such Law, or any Loan Party having assets in excess of $1,000,000 shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of any Loan Party or for any substantial part of their property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay their debts as they become due, or shall take any action in furtherance of any of the foregoing;

            (i) either of the following events shall occur: (i) a Reportable Event, the occurrence of which would have a Material Adverse Effect that could cause the imposition of a Lien under Section 4068 of ERISA, shall have occurred with respect to any Plan or Plans; or (ii) the aggregate amount of the then "current liability" (as defined in Section 412(l)(7) of the Code) of all accrued benefits under such Plan or Plans exceeds the then current value of the assets allocable to such benefits by more than $500,000 at such time;

            (j) a final judgment that, with other undischarged final judgments against any Loan Party, exceeds an aggregate of $500,000 (excluding judgments to the extent the applicable Loan Party is fully insured or the deductible or retention limit does not (when aggregated with other undischarged judgments) exceed $750,000 and with respect to which the insurer has assumed responsibility in writing), shall have been entered against the Loan Party if, within thirty
(30) days after the entry thereof, such judgment, or any other judgment which, together with such judgment exceeds $300,000 in the aggregate, shall not have been discharged or execution thereof stayed pending appeal or if, within thirty
(30) days after the expiration of any such stay, any such judgment shall not have been discharged;

            (k) any Transaction Document shall at any time after the Closing Date cease for any reason to be in full force and effect or shall cease to create perfected security interests in favor of Agent in the collateral subject or purported to be subject thereto, subject to no other Liens other than Permitted Liens, or such collateral shall have been transferred to any Person other than as permitted under this Agreement without the prior written consent of the holders of a majority in principal amount of the outstanding Senior Term Notes; or

            (l) a Change of Control shall have occurred.

            8.2 CONSEQUENCES OF EVENT OF DEFAULT.

            (a) BANKRUPTCY. If an Event of Default specified in paragraphs (g) or (h) of Section 8.1 hereof shall occur, the unpaid balance of the Senior Term Notes, all interest accrued thereon and all other liabilities of the Loan Parties hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or (except as expressly required hereby) notice of any kind, all of which are hereby expressly waived.

            (b) OTHER DEFAULTS. If any other Event of Default shall occur, Required Purchasers may at their option, by written notice to the Loan Parties, declare the entire unpaid balance of the Senior Term Notes, all interest accrued thereon and all other liabilities of the Loan

Parties hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become immediately due and payable, without presentment, demand, protest or (except as expressly required hereby) notice of any kind, all of which are hereby expressly waived; provided, that if a Default specified in clause (ii) of paragraph (a) of Section 8.1 hereof shall occur, any holder of a Senior Term Note as to which such Event of Default has occurred may declare the entire unpaid balance of such Senior Term Note (but only such Senior Term Note) and other amounts due hereunder and thereunder with respect to such Senior Term
Note immediately due and payable and same shall thereupon become immediately due and payable, without presentment, demand, protest or (except as expressly provided hereby) notice of any kind, all of which are expressly waived.

            (c) PENALTY INTEREST. Following the occurrence and during the continuance of any Event of Default, the holders of the Senior Term Notes shall be entitled to receive, to the extent permitted by applicable Law, interest on the outstanding principal of, and premium and overdue interest, if any, on, the Senior Term Notes at a rate per annum equal to the interest rate thereon (determined as provided in Section 3.1) plus two hundred (200) basis points.

            (d) SECURITY. Payments of principal of, and premium, if any, and interest on, the Senior Term Notes and all other obligations of the Loan Parties under this Agreement or the Senior Term Notes are secured pursuant to the terms of the Security Documents.

                                    ARTICLE 9
                                      AGENT

            9.1 AUTHORIZATION AND ACTION. Each Purchaser and each subsequent holder of any Senior Term Note, by its acceptance thereof, hereby designates and appoints ACFS as Agent hereunder and authorizes ACFS to take such actions as agent on its behalf and to exercise such powers as are delegated to Agent by the terms of this Agreement and the other Transaction Documents, together with such powers as are reasonably incidental thereto. Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of Agent shall be read into this Agreement or otherwise exist for Agent. In performing its functions and duties hereunder, Agent shall act solely as agent for the Purchasers and does not assume, nor shall be deemed to have assumed, any obligation or relationship of trust or agency with or for the Loan Parties or any of their respective successors or assigns. Agent shall not be required to take any action that exposes Agent to personal liability or that is contrary to this Agreement or applicable Laws. The appointment and authority of Agent hereunder shall terminate at the indefeasible payment in full of the Senior Term Notes and related obligations.

            9.2 DELEGATION OF DUTIES. Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

            9.3 EXCULPATORY PROVISIONS. Neither Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person's own gross negligence or willful misconduct or, in the case of Agent, the breach of its obligations expressly set forth in this Agreement, unless such action was taken or omitted to be taken by Agent at the direction of the Required Purchasers), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by the Loan Parties contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Loan Parties to perform their respective obligations hereunder, or for the satisfaction of any condition specified in Article 4. Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Loan Parties.

            9.4 RELIANCE. Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Parent and to the other Loan Parties), independent accountants and other experts selected by Agent. Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of the Required Purchasers or all of the Purchasers, as applicable, as it deems appropriate or it shall first be indemnified to its satisfaction by the Purchasers; provided, that, unless and until Agent shall have received such advice, Agent may take or refrain from taking any action, as Agent shall deem advisable and in the best interests of the Purchasers. Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Required Purchasers or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Purchasers.

            9.5 NON-RELIANCE ON AGENT AND OTHER PURCHASERS. Each Purchaser expressly acknowledges that neither Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by Agent or hereafter taken, including, without limitation, any review of the affairs of the Loan Parties, shall be deemed to constitute any representation or warranty by Agent. Each Purchaser represents and warrants to Agent that it has and will, independently and without reliance upon Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Loan Parties and made its own decision to enter into this Agreement.

            9.6 NO LIABILITY OF PURCHASERS. The Purchasers shall have no liability to any Loan Party or any other entity as a result of any actions or failures to act by Agent, hereunder or otherwise.

            9.7 AGENT IN ITS INDIVIDUAL CAPACITY. Agent and each of its Affiliates may make loans to, purchase securities from, provide services to, accept deposits from and generally engage in any kind of business with the Loan Parties or any Affiliate of the Loan Parties as though Agent were not Agent hereunder.

            9.8 SUCCESSOR AGENT. Agent may, upon forty-five (45) days' notice to the Loan Parties and the Purchasers, and Agent will, upon the direction of the Required Purchasers (other than Agent, in its individual capacity), resign as Agent. If Agent shall resign, then during such forty-five (45) day period the Required Purchasers shall appoint a successor Agent and, if the Required Purchasers direct Agent to resign, such direction shall include an appointment of a successor Agent. If for any reason no successor Agent is appointed by the Required Purchasers during such forty-five (45) day period, then effective upon the expiration of such forty-five (45) day period, the Purchasers shall perform all of the duties of Agent hereunder and the Loan Parties shall make all payments in respect of the Senior Term Notes directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers. After any retiring Agent's resignation hereunder as Agent, the provisions of Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

            9.9 COLLECTIONS AND DISBURSEMENTS.

            (a) Agent will have the right to collect and receive all payments of the Senior Term Notes, and to collect and receive all reimbursements due hereunder, together with all fees, charges or other amounts due under this Agreement and the other Transaction Documents with regard to the Senior Term Notes, and Agent will remit to each Purchaser, according to its rights as designated on Annex A, all such payments actually received by Agent in accordance with the settlement procedures established from time to time. Settlements shall occur on such dates as Agent may elect in its sole discretion, but which shall be no later than two (2) Business Days after request by the Required Purchasers.

            (b) If any such payment received by Agent and remitted to any Purchaser is rescinded or otherwise required to be returned for any reason at any time, whether before or after termination of this Agreement or the other Transaction Documents, such Purchaser will, upon written notice from Agent, promptly pay over to Agent the amounts so rescinded or returned, together with interest and other fees thereon so rescinded or returned.

            (c) All payments by Agent and the Purchasers to each other hereunder shall be in immediately available funds. Agent will at all times maintain proper books of accounts and records reflecting the interest of each Purchaser in the Senior Term Notes, in a manner customary to Agent's keeping of such records, which books and records shall be available for inspection by each Purchaser at reasonable times during normal business hours, at such Purchaser's sole expense. Agent may treat the payee of any Senior Term Note as the holder thereof until written notice of the transfer thereof shall have been received by Agent in accordance with Section 6.3. In the event that any Purchaser shall receive any payment in reduction of the Senior Term Notes in an amount greater than it is entitled hereunder (including, without limitation, amounts obtained by reason of setoffs) such Purchaser shall hold such excess in trust for Agent (on behalf of all other Purchasers) and shall promptly remit to Agent such excess amount so that the amounts received by each Purchaser hereunder shall at all times be in accordance with its applicable pro rata percentage. If, however, any Purchaser that has received any such excess amount fails to remit such amount to Agent, Agent shall reallocate the amounts paid on the next payment date to each Purchaser so that, after giving effect to such payments, the obligations owed by the Loan Parties to each Purchaser shall be in accordance with this Agreement. In no event shall any Purchaser be deemed to have a participation or other right in, to or against any other Purchaser's Senior Term Note as a result of the payment of any such reallocation.

            9.10 REPORTING. During the term of this Agreement, Agent will promptly furnish each Purchaser with copies of all notices and financial statements of the Loan Parties required to be delivered or obtained hereunder and such other financial statements and reports and other information in Agent's possession as any Purchaser may reasonably request. Agent will immediately notify the Purchasers when it receives actual knowledge of any Event of Default under the Transaction Documents.

            9.11 CONSENT OF PURCHASERS.

            (a) Except as expressly provided herein, Agent shall have the sole and exclusive right to service, administer and monitor the Senior Term Notes and the Transaction Documents related thereto, including, without limitation, the right to exercise all rights, remedies, privileges and options under this Agreement and under the other Transaction Documents. Notwithstanding the foregoing, each Purchaser shall make its own investment decision with regard to the Senior Term Notes, including, without limitation, the credit judgment with respect to the purchasing of the Senior Term Notes and the determination as to the basis on which and extent to which purchases of Senior Term Notes may be made.

            (b) Notwithstanding anything to the contrary contained in Section 9.11(a) above, Agent shall not without the prior written consent of all Purchasers then holding Senior Term Notes: (i) extend any payment date under the Senior Term Notes; (ii) reduce any interest rate applicable to any of the Senior Term Notes or any fee payable to the Purchasers hereunder; (iii) waive any Event of Default under Section 8.1(a); (iv) compromise or settle all or a portion of the Indebtedness under the Senior Term Notes; (v) release any obligor from the Indebtedness under the Senior Term Notes except in connection with full payment and satisfaction of all Indebtedness under the Senior Term Notes; (vi) amend the definition of Required Purchasers, or (vii) amend this Section 9.11(b).

            (c) Notwithstanding anything to the contrary contained in Section 9.11(a) above, and subject to any applicable limitation set forth in Section 9.11(b) above, Agent shall not, without the prior written consent of Required
Purchasers: (i) waive any Event of Default; (ii) consent to the Loan Parties' taking any action that, if taken, would constitute an Event of Default under this Agreement or under any of the other Transaction Documents; or (iii) amend or modify or agree to an amendment or modification of this Agreement or other Transaction Documents.

            (d) After an acceleration of the Indebtedness, Agent shall have the sole and exclusive right, after consultation (to the extent reasonably practicable under the circumstances) with all Purchasers and, upon written instruction from the Required Purchasers, to exercise or refrain from exercising any and all rights, remedies, privileges and options under this Agreement or the other Transaction Documents and available at law or in equity to protect the rights of Agent and the Purchasers and collect the Indebtedness under the Senior Term Notes, including, without limitation, instituting and pursuing all legal actions brought against any Loan Party or to collect the Indebtedness under the Senior Term Notes, or defending any and all actions brought by any Loan Party or other Person; or incurring expenses or otherwise making expenditures to protect the collateral, the Senior Term Notes or Agent's or any Purchaser's rights or remedies.

            9.12 THIS ARTICLE NOT APPLICABLE TO THE LOAN PARTIES. Except for this Section 9.12, this Article 9 is included in this Agreement solely for the purpose of determining certain rights as between Agent and the Purchasers and does not create, nor shall it give rise to, any rights in or obligations on the part of the Loan Parties and all rights and obligations of the Loan Parties (other than as specifically set forth herein) under this Agreement shall be determined by reference to the provisions of this Agreement other than this Article 9.

                                   ARTICLE 10
                                  MISCELLANEOUS

            10.1 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) the Loan Parties may not assign or transfer its rights hereunder or any interest herein or delegate their duties hereunder and
(ii) the Purchasers shall have the right to assign their rights hereunder and under the Senior Term Notes in accordance with Article 6.

            10.2 MODIFICATIONS AND AMENDMENTS. The provisions of this Agreement may be modified, waived or amended, but only by a written instrument signed by each of the Loan Parties to be bound thereby, and to the extent such modification, amendment or waiver relates to the Senior Term Notes, such instrument must be executed by Agent on behalf of the Purchasers upon satisfaction of the conditions set forth in Section 9.11.

            10.3 NO IMPLIED WAIVERS; CUMULATIVE REMEDIES; WRITING REQUIRED. No delay or failure in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies that Agent or the Purchasers or any holder of Senior Term Notes would otherwise have. Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing, satisfy the conditions set forth in Section 9.11 and shall be effective only to the extent in such writing specifically set forth.

            10.4 REIMBURSEMENT OF EXPENSES. The Loan Parties agree to pay or reimburse Agent and the Purchasers upon demand for all reasonable fees and expenses incurred or payable by Agent or the Purchasers (including, without limitation, reasonable fees and expenses of special counsel for Agent or any Purchaser and charges for services performed for the Purchasers by Agents' internal auditing staff), from time to time (i) arising in connection with the negotiation, preparation and execution of this Agreement, the Senior Term Notes, the other Transaction Documents and all other instruments and documents to be delivered hereunder or thereunder or arising in connection with the transactions contemplated hereunder or thereunder (whether such fees and expenses are invoiced at or after the Closing), (ii) relating to the administration of this Agreement and the Transaction Documents, including any amendments, waivers or consents pursuant to the provisions hereof or thereof, and (iii) arising in connection with the enforcement of this Agreement or any Security Document, or collection of any Senior Term Note.

            10.5 HOLIDAYS. Whenever any payment or action to be made or taken hereunder or under the Senior Term Notes shall be stated to be due on a day that is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

            10.6 NOTICES. All notices and other communications given to or made upon any party hereto in connection with this Agreement shall, except as otherwise expressly herein provided, be in writing (including telecopy, but in such case, a confirming copy will be sent by another permitted means) and mailed via certified mail, telecopied or delivered by guaranteed overnight parcel express service or courier to the respective parties, as follows:

to the Loan Parties:

      Rocky Shoes & Boots, Inc.
      39 East Canal Street
      Nelsonville, Ohio  45764
      Attn: James E. McDonald
            Chief Financial Officer

      Telecopier:  740-753-4024

with a copy to:


      Porter, Wright, Morris & Arthur LLP
      41 South High Street
      Columbus, Ohio  43215
      Telecopier: (614) 227-2100
      Attn: Timothy E. Grady, Esq.

      to Agent:

      American Capital Strategies, Ltd.
      2 Bethesda Metro Center, 14th Floor
      Bethesda, Maryland  20814
      Attn:  Compliance Officer

      Telecopier: (301) 654-6714

      American Capital Strategies, Ltd.
      Three Hundred Four Falls, Suite 380
      300 Conshohocken State Road
      West Conshohocken, Pennsylvania 19428
      Attn: Kenneth E. Jones
            Principal

      Telecopier: (610) 238-0230

with a copy to:

      Weil, Gotshal & Manges LLP
      767 Fifth Avenue
      New York, New York  10153
      Attn: Christopher K. Aidun, Esq.

      Telecopier: (212) 310-8127

to the Purchasers:

As set forth on Annex A

or in accordance with any subsequent written direction from the recipient party to the sending party. All such notices and other communications shall, except as otherwise expressly herein provided, be effective upon delivery if delivered by courier or overnight parcel express service; in the case of certified mail, three (3) Business Days after the date sent; or in the case of telecopy, when received.

            10.7 SURVIVAL. All representations, warranties, covenants and agreements of the Loan Parties contained herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement and the purchase of the Senior Term Notes and shall continue in full force and effect so long as any Senior Term Note is outstanding and until payment in full of all of the Loan Parties' obligations hereunder or thereunder. All obligations relating to indemnification hereunder shall survive any termination of this Agreement and shall continue for the length of any applicable statute of limitations.

            10.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

            10.9 JURISDICTION, CONSENT TO SERVICE OF PROCESS.

            (a) EACH OF THE LOAN PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY MARYLAND STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE STATE OF MARYLAND, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SENIOR TERM NOTES OR ANY OTHER TRANSACTION DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH MARYLAND STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT AGENT AND THE PURCHASERS MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE

SENIOR TERM NOTES OR ANY OTHER TRANSACTION DOCUMENT AGAINST THE LOAN PARTIES OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.

            (b) EACH OF THE LOAN PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT THEY MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SENIOR TERM NOTES OR ANY OTHER TRANSACTION DOCUMENT IN ANY MARYLAND STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

            (c) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.6 HEREOF. NOTHING IN THIS AGREEMENT SHALL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

            10.10 JURY TRIAL WAIVER. EACH OF THE LOAN PARTIES HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS AGREEMENT AND AGREE THAT ANY SUCH ACTION OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

            10.11 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Agreement.

            10.12 HEADINGS. Article, section and subsection headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

            10.13 INDEMNITY. The Loan Parties, jointly and severally, hereby agree to indemnify, defend and hold harmless Agent and the Purchasers and their officers, directors, employees, agents and representatives, and their respective successors and assigns in connection with any losses, claims, damages, liabilities and expenses, including reasonable attorneys' fees, to which Agent or any Purchaser may become subject (other than as a result of the gross negligence or willful misconduct of any such Person), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or by reason of any investigation, litigation or other proceedings related to or resulting from any act of, or omission by, the Loan Parties or their Affiliates or any officer, director, employee, agent or representative of the Loan Parties or their Affiliates with respect to the Transactions, the Senior Term Notes, Charter Documents, the By-laws or any agreements entered into in connection with any such agreements, instruments or documents and to reimburse Agent and the Purchasers and each such Person and Affiliate, upon demand, for any legal or other expenses incurred in connection with investigating or defending any such loss, claim, damage, liability, expense or action. To the extent that the foregoing undertakings may be unenforceable for any reason, the Loan Parties agree to make the maximum contribution to the payment and satisfaction of indemnified liabilities set forth in this Section 10.13 that is permissible under applicable Law.

            10.14 ENVIRONMENTAL INDEMNITY. The Loan Parties, and their successors and assigns, hereby release and discharge, and agree to defend, indemnify and hold harmless, Agent, the Purchasers and their Affiliates (including their partners, subsidiaries, customers, guests, and invitees, and the successors and assigns of all of the foregoing, and their respective officers, employees and agents) from and against any and all Environmental Liabilities, (other than as a result of the gross negligence or willful misconduct of any such Person), whenever and by whomever asserted, to the extent that such Environmental Liabilities are based upon, or otherwise relate to: (i) any Condition at any time in, at, on, under, a part of, involving or otherwise related to the Properties and Facilities (including any of the properties, materials, articles, products, or other things included in or otherwise a part of the Properties and Facilities); (ii) any action or failure to act of any Person, including any prior owner or operator of the Properties and Facilities (including any of the properties, materials, articles, products, or other things included in or otherwise a part of the Properties and Facilities), involving or otherwise related to the Properties and Facilities or operations of the Loan Parties; (iii) the Management of any Pollutant, material, article or product (including Management of any material, article or product containing a Pollutant) in any physical state and at any time, involving or otherwise related to the Properties and Facilities or any property covered by clause (iv) (including Management either from the Properties and Facilities or from any property covered by clause (iv), and Management to, at, involving or otherwise related to the Properties and Facilities or any property covered by clause
(iv)); (iv) Conditions, and actions or failures to act, in, at, on, under, a part of, involving or otherwise related to any property other than the Properties and Facilities, which property was, at or prior to the Closing Date,
(I) acquired, held, sold, owned, operated, leased, managed, or divested by, or otherwise associated with, (A) the Loan Parties or any of their Subsidiaries,
(B) any of the Loan Parties' Affiliates, or (C) any predecessor or successor organization of those identified in (A) or (B); or (II) engaged in any tolling, contract manufacturing or processing, or other similar activities for, with, or on behalf of the Loan Parties; (v) any violation of or noncompliance with or the assertion of any Lien under the Environmental Laws, (vi) the presence of any toxic or hazardous substances, wastes or contaminants on, at or from the past and present properties and facilities, including, without limitation, human exposure thereto; (vii) any spill, release, discharge or emission affecting the past and present properties and facilities, whether or not the same originates or emanates from such properties and facilities or any contiguous real estate, including, without limitation, any loss of value of such properties and facilities as a result thereof; or (viii) a misrepresentation in any representation or warranty or breach of or failure to perform any covenant in respect of Environmental Law made by the Loan Parties in this Agreement. This indemnity and agreement to defend and hold harmless shall survive any termination or satisfaction of the Senior Term Notes or the sale, assignment or foreclosure thereof or the sale, transfer or conveyance of all or part of the past and present Properties and Facilities or any other circumstances that might otherwise constitute a legal or equitable release or discharge, in whole or in part, of the Loan Parties under the Senior Term Notes.

            10.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by either party hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

            10.16 INTEGRATION. This Agreement and the other Transaction Documents set forth the entire understanding of the parties hereto with respect to all matters contemplated hereby and supersede all previous agreements and understandings among them concerning such matters. No statements or agreements, oral or written, made prior to or at the signing hereof, shall vary, waive or modify the written terms hereof.

            10.17 INTERCREDITOR. The obligations evidenced hereby are subject to that certain Intercreditor Agreement (the "INTERCREDITOR AGREEMENT") dated as of January 6, 2005, among the Loan Parties, Agent, and GMAC Agent, to the indebtedness and, other liabilities owed by the Loan Parties under and pursuant to the GMAC Credit Agreement and each related GMAC Credit Document, and the Purchasers, by its acceptance hereof, acknowledge and agree to be bound by the provisions of the Intercreditor Agreement.

            10.18 CONFIDENTIALITY. Agent and each Purchaser agree to exercise their best efforts to keep confidential any non-public information delivered pursuant to the Transaction Documents and identified as such by any Loan Party and not to disclose such information to Persons other than to: (a) to any actual or prospective transferee (who agrees to treat such information as confidential) of a Senior Term Note, (b) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates,
(c) upon the request or demand of any Governmental Authority, (d) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any applicable Law or rules of any stock exchanges, (e) that has been publicly disclosed, (f) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Purchaser's investment portfolio in connection with ratings issued with respect to such Purchaser, (g) in connection with the exercise of any remedy hereunder or under any other Transaction Document, (h) to an investor or prospective investor in a Securitization that agrees that its access to information regarding the Loan Parties and the Senior Term Notes and Transaction Documents is solely for purposes of evaluating an investment in such Securitization and who agrees to treat such information as confidential, (i) to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in a Securitization in connection with the administration, servicing and reporting on the assets serving as collateral for a Securitization and (j) to a nationally recognized rating agency that requires access to information regarding the Loan Parties and the Senior Term Notes and Transaction Documents in connection with ratings issued with respect to a Securitization. The obligations of Agent and Purchasers under this subsection 10.18 shall supersede and replace the obligations of Agent and Purchasers under any confidentiality agreement in respect of this financing executed and delivered by Agent or any Purchaser prior to the date hereof. In no event shall Agent or any Purchaser be obligated or required to return any materials furnished by Loan Parties; provided, however, each potential assignee or participant shall be required to agree that if it does not become an assignee (or participant) it shall return all materials furnished to it by Loan Parties in connection herewith.

            For purposes of this Section 10.18, "Securitization" means a public or private offering by a Purchaser or any of its direct or indirect Affiliates or their respective successors and assigns, of securities which represent an interest in, or which are collateralized, in whole or in part, by the loans evidenced by the Senior Term Notes.

                                      * * *

                                SIGNATURE PAGE TO
                             NOTE PURCHASE AGREEMENT

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                          LOAN PARTIES:

                                          ROCKY SHOES & BOOTS, INC.

                                          By:  /s/ James E. McDonald
                                               ---------------------------------
                                               Name: James E. McDonald
                                               Title: Chief Financial Officer

                                          LIFESTYLE FOOTWEAR, INC.

                                          By:  /s/ James E. McDonald
                                               ---------------------------------
                                               Name: James E. McDonald
                                               Title: Chief Financial Officer

                                          EJ FOOTWEAR LLC

                                          By:  /s/ James E. McDonald
                                               ---------------------------------
                                               Name: James E. McDonald
                                               Title: Chief Financial Officer

                                          HM LEHIGH SAFETY SHOE CO. LLC

                                          By:  /s/ James E. McDonald
                                               ---------------------------------
                                               Name: James E. McDonald
                                               Title: Chief Financial Officer

                                          GEORGIA BOOT LLC

                                          By:  /s/ James E. McDonald
                                               ---------------------------------
                                               Name: James E. McDonald
                                               Title: Chief Financial Officer

                                          GEORGIA BOOT PROPERTIES LLC

                                          By:  /s/ James E. McDonald
                                               ---------------------------------
                                               Name: James E. McDonald
                                               Title: Chief Financial Officer

                                          DURANGO BOOT COMPANY LLC

                                          By:  /s/ James E. McDonald
                                               ---------------------------------
                                               Name: James E. McDonald
                                               Title: Chief Financial Officer

                                          NORTHLAKE BOOT COMPANY LLC

                                          By:  /s/ James E. McDonald
                                               ---------------------------------
                                               Name: James E. McDonald
                                               Title: Chief Financial Officer

                                          LEHIGH SAFETY SHOE CO. LLC

                                          By:  /s/ James E. McDonald
                                               ---------------------------------
                                               Name: James E. McDonald
                                               Title: Chief Financial Officer

                                          LEHIGH SAFETY SHOE PROPERTIES LLC

                                          By:  /s/ James E. McDonald
                                               ---------------------------------
                                               Name: James E. McDonald
                                               Title: Chief Financial Officer

                                          AGENT:

                                          AMERICAN CAPITAL FINANCIAL SERVICES,
                                          INC.

                                          By:  /s/ Kenneth E. Jones
                                               ---------------------------------
                                               Name: Kenneth E. Jones
                                               Title: Vice President

                                          PURCHASERS:

                                          AMERICAN CAPITAL STRATEGIES, LTD.

                                          By:  /s/ Kenneth E. Jones
                                               ---------------------------------
                                               Name:  Kenneth E. Jones
                                               Title:  Vice President

                                SIGNATURE PAGE TO
                             NOTE PURCHASE AGREEMENT

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                                      ANNEX

Annex A                                   Information Relating to the Purchasers

Annex B                                   Allocation of Senior Term Notes among
                                          the Purchasers

                                    SCHEDULES

"Organizational Schedule"                 (Section 5.1(a))

"Capitalization Schedule"                 (Section 5.1(d))

"Subsidiary Schedule"                     (Section 5.1(e))

"Litigation Schedule"                     (Section 5.1(j))

"Environmental Schedule"                  (Section 5.1(l))

"Properties Schedule"                     (Section 5.1(q))

"Intellectual Property Schedule"          (Section 5.1(r))

"Side Agreements Schedule"                (Section 5.1(u))

"Material Contracts Schedule"             (Section 5.1(w))

"Current Business Practices Schedule"     (Section 5.1(z))

"Permitted Indebtedness Schedule"         (Section 7.2(a))

"Permitted Encumbrances Schedule"         (Section 7.2(b))

                                    EXHIBITS

EXHIBIT A                                 Form of Senior Term Note

EXHIBIT B                                 Form of Security Agreement

EXHIBIT C                                 Form of Intellectual Property
                                          Agreements

EXHIBIT D                                 Form of Pledge Assignment

EXHIBIT E                                 Form of Collateral Assignment of
                                          Contracts

EXHIBIT F                                 Form of Compliance Certificate

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                                TABLE OF CONTENTS

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ARTICLE 1             DEFINITIONS......................................................................      1

         1.1      Certain Definitions..................................................................      1

         1.2      Accounting Principles................................................................     14

         1.3      Other Definitional Provisions; Construction..........................................     14

ARTICLE 2             ISSUE AND SALE OF THE SENIOR TERM NOTES .........................................     14

         2.1      Senior Term Notes....................................................................     14

         2.2      Sale and Purchase....................................................................     15

         2.3      The Closing..........................................................................     15

ARTICLE 3             REPAYMENT OF SENIOR TERM NOTES ..................................................     15

         3.1      Interest Rates and Interest Payments.................................................     15

         3.2      Repayment of Senior Term Notes.......................................................     16

         3.3      Optional Prepayment of Senior Term Notes.............................................     16

         3.4      Notice of Optional Prepayment........................................................     16

         3.5      Mandatory Prepayment.................................................................     16

         3.6      Home Office Payment..................................................................     17

         3.7      Taxes................................................................................     17

         3.8      Maximum Lawful Rate..................................................................     18

         3.9      Break Funding Payments...............................................................     18

         3.10     Capital Adequacy.....................................................................     18

         3.11     Certain Waivers......................................................................     18

ARTICLE 4             CONDITIONS.......................................................................     18

         4.1      Conditions to the Purchase of the Senior Term Notes..................................     18

         4.2      Waiver...............................................................................     22

ARTICLE 5             REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES...............................     22

         5.1      Representations and Warranties of the Loan Parties...................................     22

         5.2      Absolute Reliance on the Representations and Warranties..............................     31

ARTICLE 6             TRANSFER OF SENIOR TERM NOTES....................................................     31

         6.1      Restricted Securities................................................................     31

         6.2      Legends; Purchasers' Representations.................................................     31
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         6.3      Transfer of Senior Term Notes........................................................     32

         6.4      Replacement of Lost Senior Term Notes................................................     32

         6.5      No Other Representations Affected....................................................     32

ARTICLE 7             COVENANTS........................................................................     32

         7.1      Affirmative Covenants................................................................     32

         7.2      Negative Covenants...................................................................     37

         7.3      Financial Covenants..................................................................     44

ARTICLE 8             EVENTS OF DEFAULT................................................................     47

         8.1      Events of Default....................................................................     47

         8.2      Consequences of Event of Default.....................................................     48

ARTICLE 9             AGENT............................................................................     49

         9.1      Authorization and Action.............................................................     49

         9.2      Delegation of Duties.................................................................     49

         9.3      Exculpatory Provisions...............................................................     49

         9.4      Reliance.............................................................................     50

         9.5      Non-Reliance on Agent and Other Purchasers...........................................     50

         9.6      No Liability of Purchasers...........................................................     50

         9.7      Agent in its Individual Capacity.....................................................     50

         9.8      Successor Agent......................................................................     51

         9.9      Collections and Disbursements........................................................     51

         9.10     Reporting............................................................................     52

         9.11     Consent of Purchasers................................................................     52

         9.12     This Article Not Applicable to the Loan Parties......................................     52

ARTICLE 10            MISCELLANEOUS....................................................................     53

         10.1     Successors and Assigns...............................................................     53

         10.2     Modifications and Amendments.........................................................     53

         10.3     No Implied Waivers; Cumulative Remedies; Writing Required............................     53

         10.4     Reimbursement of Expenses............................................................     53

         10.5     Holidays.............................................................................     53

         10.6     Notices..............................................................................     54
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         10.7     Survival.............................................................................     55

         10.8     Governing Law........................................................................     55

         10.9     Jurisdiction, Consent to Service of Process..........................................     55

         10.10    Jury Trial Waiver....................................................................     56

         10.11    Severability.........................................................................     56

         10.12    Headings.............................................................................     56

         10.13    Indemnity............................................................................     56

         10.14    Environmental Indemnity..............................................................     57

         10.15    Counterparts.........................................................................     58

         10.16    Integration..........................................................................     58

         10.17    Intercreditor........................................................................     58

         10.18    Confidentiality......................................................................     58

SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT..............................................................     60

ANNEX A INFORMATION RELATING TO THE PURCHASERS.........................................................     63

ANNEX B ALLOCATION OF SENIOR TERM NOTES AMONG PURCHASERS...............................................     65

SCHEDULES         .....................................................................................     66

EXHIBITS          .....................................................................................     67
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